Exhibit 4.1

Cable Holdco, Inc.

to

Deutsche Bank Trust Company Americas

as Trustee

______________________________

INDENTURE

______________________________

Dated as of  August 4,  2008

Providing for Issuance of Senior

Debt Securities

TABLE OF CONTENTS

Section 512.	Control by Holders.	51
Section 513.	Waiver of Past Defaults.	51
Section 514.	Undertaking for Costs.	52
Section 515.	Waiver of Stay or Extension Laws.	52
ARTICLE SIX THE TRUSTEE		52
Section 601.	Certain Duties and Responsibilities.	52
Section 602.	Notice of Defaults.	52
Section 603.	Certain Rights of Trustee.	52
Section 604.	Not Responsible for Recitals or Issuance of Securities.	54
Section 605.	May Hold Securities and Serve as Trustee Under Other Indentures.	54
Section 606.	Money Held in Trust.	54
Section 607.	Compensation and Reimbursement.	54
Section 608.	Disqualification; Conflicting Interests.	55
Section 609.	Corporate Trustee Required; Eligibility.	55
Section 610.	Resignation and Removal; Appointment of Successor.	55
Section 611.	Acceptance of Appointment by Successor.	56
Section 612.	Merger, Conversion, Consolidation or Succession to Business.	56
Section 613.	Preferential Collection of Claims Against Company.	57
Section 614.	Appointment of Authenticating Agent.	57
ARTICLE SEVEN HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY		58
Section 701.	Company to Furnish Trustee Names and Addresses of Holders.	58
Section 702.	Preservation of Information; Communications to Holders.	58
Section 703.	Reports by Trustee	59
Section 704.	Reports by Company.	59
Section 705.	Compliance Certificate.	60
ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		61
Section 801.	Company May Consolidate, Etc., Only on Certain Terms.	61
Section 802.	Successor Substituted.	62
Section 803.	Officers’ Certificate and Opinion of Counsel.	62
ARTICLE NINE SUPPLEMENTAL INDENTURES		62
Section 901.	Supplemental Indentures Without Consent of Holders.	62
Section 902.	Supplemental Indentures with Consent of Holders.	63
Section 903.	Execution of Supplemental Indentures.	64
Section 904.	Effect of Supplemental Indentures.	64
Section 905.	Conformity with Trust Indenture Act.	64
Section 906.	Reference in Securities to Supplemental Indentures.	64
ARTICLE TEN COVENANTS		64
Section 1001.	Applicability.	64
Section 1002.	Payment of Principal, Premium and Interest.	64
Section 1003.	Maintenance of Office or Agency.	65
Section 1004.	Money for Securities Payments to Be Held in Trust.	65
Section 1005.	Compliance with Law.	66
Section 1006.	Insurance.	66
Section 1007.	Maintenance of Properties.	66
Section 1008.	Payment of Taxes and Claims.	67
Section 1009.	Corporate Existence.	67
Section 1010.	Securities to Rank Pari Passu.	67
Section 1011.	Subsidiary Guarantee; Release.	67
Section 1012.	Transactions with Affiliates.	68
Section 1013.	Minimum Consolidated Adjusted Net Worth.	68
Section 1014.	Leverage Ratio.	68
Section 1015.	Priority Debt.	68
Section 1016.	Sale of Assets.	68
Section 1017.	Nature of Business.	69
Section 1018.	Limitation upon Liens.	69
Section 1019.	Interest Expense Coverage Ratio.	71
Section 1020.	Foreign Assets Control Regulations.	71
Section 1021.	Redemption at the Option of Holders Upon a Change in Control.	71
Section 1022.	Waiver of Certain Covenants.	72
ARTICLE ELEVEN REDEMPTION OF SECURITIES		73

2

Section 1101.	Applicability of Article.	73
Section 1102.	Election to Redeem: Notice to Trustee.	73
Section 1103.	Selection by Trustee of Securities to Be Redeemed.	73
Section 1104.	Notice of Redemption.	74
Section 1105.	Deposit of Redemption Price.	74
Section 1106.	Securities Payable on Redemption Date.	74
Section 1107.	Securities Redeemed in Part.	75
ARTICLE TWELVE RESERVED		75
Section 1201.	Reserved.	75
ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE		75
Section 1301.	Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.	75
Section 1302.	Defeasance and Discharge.	75
Section 1303.	Covenant Defeasance.	76
Section 1304.	Conditions to Defeasance or Covenant Defeasance.	76
Section 1305.	Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.	77
Section 1306.	Reinstatement.	78
Section 1307.	Qualifying Trustee.	78
ARTICLE FOURTEEN IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES		78
Section 1401.	Exemption from Individual Liability.	78
Section 1402.	Patriot Act.	79

3

Certain Sections of this Indenture relating to
Sections 310 through 318, inclusive, of the
Trust Indenture Act of 1939:

Trust Indenture
Act Section	Indenture Section

(S) 310(a) (1)	609
(a) (2)	609
(a) (3)	Not Applicable
(a) (4)	Not Applicable
(b)	608, 610
(S) 311(a)	613
(b)	613
(S) 312(a)	701, 702(a)
(b)	702(b)
(c)	702(c)
(S) 313(a)	703(a)
(b)	703(a)
(c)	703(a)
(d)	703(b)
(S) 314(a)	704
(a)(4)	101, 704, 705
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
(S) 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	514
(S) 316(a)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104(c)
(S) 317(a)(1)	503
(a)(2)	504
(b)	1003
(S) 318(a)	107

___________
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

4

INDENTURE

INDENTURE, dated as of [August 4], 2008 between Cable Holdco, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at Cable Holdco, Inc., c/o Kraft Foods Inc., Three Lakes Drive, Northfield, IL 60093, and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (herein called the “Trustee”).

Recitals of the Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its senior unsubordinated notes (herein called the “Securities”), to be issued as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE
Definitions and Other Provisions of General Application

Section 101.	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term GAAP with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation in the United States of America; and

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“144A Global Security” means Securities bearing the legend for global securities set forth in Section 205 and the Rule 144A/Regulation S legend set forth in Section 206 and deposited with and registered in the name of the Depositary or its nominee and sold for initial resale in reliance on Rule 144A.

“2018 Fixed Rate Notes” means the Company’s 7.29% Notes due 2018.

“2018 Floating Rate Notes” means the Company’s Floating Rate Notes due 2018.

“2020 Fixed Rate Notes” means the Company’s 7.39% Notes due 2020.

“Accounts Receivable Financing Program” means a program of sales or securitization of, or transfers of interests in, accounts receivable and related contract rights by the Company or any Subsidiary on a limited recourse basis provided that each such sale or transfer qualifies as a sale under GAAP and provided further that the aggregate amount of financing or sales thereunder at any time outstanding shall not exceed an amount equal to 7.5% of (a) Consolidated Total Assets as of the most recent fiscal quarter for which financial statements have been provided pursuant to Section 704 minus (b) the aggregate amount of goodwill and other intangible assets of the Company and its Subsidiaries as of such fiscal quarter end, in each case as reflected on the Company’s consolidated financial statements.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Adjusted Consolidated Interest Expense” means (i) Consolidated Interest Expense plus (ii) consolidated interest, yield or discount accrued during such period on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Company and its consolidated Subsidiaries in connection with a revolving Accounts Receivable Financing Program (regardless of the accounting treatment of such Accounts Receivable Financing Program).

“Adjusted EBITDA” means, for any applicable computation period, the sum of (a) EBIT for such period plus (b) the Company’s and the Subsidiaries’ amortization and depreciation deducted in determining Net Income for such period; provided however, that (i) Adjusted EBITDA shall include any Purchase during the computation period on a pro forma basis for the entire computation period and (ii) in the event that the Company sells or otherwise disposes of all or any portion of the capital stock of Vail Resorts, Inc. during such period, then Adjusted EBITDA shall be calculated by subtracting (adding) all equity earnings (losses) attributable to such divested interest for such period.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Applicable Premium” means, with respect to any Security on any date of redemption, the excess, if any, of (1) the present value on the date of redemption of (a) the principal amount of such Security payable at Maturity, plus (b) all required remaining scheduled interest payments due on such Security through Maturity, computed using a discounted rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over (2) the principal amount of such Security.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Security, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Asset Disposition” means any Transfer except (a) any Transfer from a Subsidiary to the Company or to a Wholly-Owned Subsidiary so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default would exist, (b) any Transfer made in the ordinary course of business and involving only property that is either (1) inventory held for rent or sale or (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete and (c)any Transfer of the Company’s or any Subsidiary’s equity investment in Vail Resorts, Inc., provided that at the time thereof and immediately after giving effect thereto no Default or Event of Default exists.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 615 to act on behalf of the Trustee to authenticate Securities.

“Bank Debt” means $300.0 million in new bank debt to be incurred by Kraft Foods Global Inc. that Cable Holdco, Inc. will assume and which will become debt obligations of Ralcorp Holdings, Inc. as part of the Transactions.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or pursuant to authority granted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close; provided, further, with respect to the 2018 Floating Rate Notes, that the day is also a London Business Day.

“Calculation Agent” means the agent appointed by the Company for the purpose of calculating the interest rate on the 2018 Floating Rate Notes as required pursuant to the provisions thereof.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change in Control” means an event that shall be deemed to have occurred if

(a)        any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date hereof) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act on the date hereof), other than a group including, and under the general supervision of, one or more members of the Excluded Group (i) become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the voting stock or membership or other equity interests of the Company, or (ii) acquire after the date hereof (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (y) all or substantially all of the properties and assets of the Company, provided that in no event shall any part of the Transactions be deemed to be a Change in Control; or

 (b)      a “change in control” (as defined therein) occurs under any of the Company’s other outstanding indebtedness.

“Clearstream” means Clearstream Banking S.A. and any successor entity.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, a Vice Chairman of the Board, a Vice Chairman or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated” or “consolidated”, when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

“Consolidated Adjusted Net Worth” means as of the date of any determination thereof, the amount of consolidated stockholders equity of the Company and its Subsidiaries, as determined in the most recent financial statements of the Company, plus (but without duplication and only to the extent excluded or deducted from stockholders’ equity) (i) any “LIFO Reserve” specifically described in such financial statements, (ii) deferred income tax liabilities as determined in such financial statements, (iii) any goodwill incurred (whether capitalized on the Company’s balance sheet or written off as incurred or goodwill written off through an impairment to the Company’s goodwill), and (iv) Minority Interests of the Company and its Subsidiaries, and minus the Vail Adjustment to the extent included in the computation.

“Consolidated Interest Expense” means, with respect to any period (without duplication) of consolidated interest expense of the Company and its Consolidated Subsidiaries for such period before the effect of interest income, as reflected on the Consolidated statements of income for the Company and its Subsidiaries for such period.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP but excluding the Vail Adjustment if included in determining such total assets.

“Control Event” means:

(i)        the execution by the Company or an Affiliate of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control;

(ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

(iii) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) to the holders of the outstanding equity of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control, provided that in no event shall any part of the Transactions be deemed to be a Change in Control.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of original execution of this Indenture is located at 60 Wall Street, New York, New York 10005, Attention: Trust and Securities Services, except that, with respect to presentation of the Securities for payment or registration of transfers or exchanges and the location of the register, such term means the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted.

“Covenant Effective Time” means the later of (i) the consummation of the Transactions or (ii) the assumption of the obligations hereunder by Ralcorp Holdings, Inc.

“Debt” with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and (e) any Guaranty of such Person or letter of credit of such Person, with respect to liabilities of a type described in any of clauses (a) through (d) hereof. Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. “Debt” of any Person shall not include (i) such obligations of the character described in clauses (a) through (d) above, if owed or made by the Company or any Subsidiary to the Company or any Wholly-Owned Subsidiary or (ii) any unfunded obligations which may now or hereafter exist in respect of pension, retirement or other similar plans of the Company or any Subsidiary, (iii) the Ralston Obligations or (iv) the obligations of a Vail Owner under the Forward Sale Agreement or any other similar or any other similar forward sale agreement in respect of such Vail Owner’s sale of shares of capital stock of Vail Resorts, Inc., and which, in each case, such obligations may be satisfied by delivery of, or foreclosure on, the shares of such capital stock and which such obligations are not guaranteed, directly or indirectly, by the Company or any other Subsidiary.

“Debt Prepayment Application” means, with respect to any Transfer of property constituting an Asset Disposition, the application by the Company of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt (other than Senior Debt owing to the Company, any of its Subsidiaries or any Affiliate) including a redemption of the Securities pursuant to Article 11 hereof in a principal amount at least equal to the Net Proceeds Amount multiplied by a fraction whose numerator is equal to the aggregate principal amount of all Securities then Outstanding and whose denominator is equal to the aggregate unpaid amount of all Senior Debt; provided, that in the event such Senior Debt would otherwise permit the reborrowing of such Debt by the Company, the commitment to relend such Debt shall be permanently reduced by the amount of such Debt Prepayment Application.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is 2.00% per annum plus the stated rate of interest on the applicable Security.

“Defaulted Interest” has the meaning specified in Section 313.

“Definitive Securities” of any Tranche means certificated Securities registered in the name of the Holder thereof substantially in the applicable form set forth in Article Two.

“Depositary” means, with respect to Securities issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary, which Person shall be a clearing agency registered under the Securities Exchange Act of 1934, which may include DTC, Euroclear and Clearstream.

“Disposition Value” means, at any time, with respect to any property (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and (b) in the case of property that constitutes the Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such Subsidiary Stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock or similar equity interests of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock or similar equity interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

“DTC” means the Depository Trust Company, a New York Corporation.

“EBIT” means, for any applicable computation period, the Company and Subsidiaries’ Net Income on a consolidated basis plus (a) consolidated federal, state, local and foreign income and franchises taxes paid or accrued during such period and (b) Consolidated Interest Expense for such period minus (or plus) equity earnings (or losses) during such period attributable to equity investments by the Company and its Subsidiaries in the capital stock or other equity interests in any Person that is not a Subsidiary (other than Vail Resorts, Inc.).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear Systems, and any successor thereto.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Group” means and includes the Chairman of the Board of the Company as of the date hereof and the individuals described in Item 4A of Part I of the 2007 Annual Report on Form 10-K of Ralcorp Holdings, Inc., filed with the Commission on November 29, 2007.

“Fixed Rate Notes” means the 2018 Fixed Rate Notes and the 2020 Fixed Rate Notes.

“Forward Sale Agreement” means the forward sale agreement dated October 31, 2005 between RH Financial Corporation and Bank of America, N.A.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Global Securities” means global Securities in one of the forms set forth in Article Two, issued in accordance with this Indenture.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)       to purchase such indebtedness or obligation or any property constituting security therefor;
(b)      to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)       to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)       otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“High Leverage Quarter” has the meaning set forth in Section 1014.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively, regardless of whether the Securities are subject to the Trust Indenture Act; provided, however, that Section 703 shall only apply if the Securities would otherwise be subject to the Trust Indenture Act.

“Indirect Participant” means a bank, broker, dealer, other financial institution or other entity that clears its securities transaction through or maintains a custodial relationship with a Participant.

“Initial Purchaser” means each of Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as initial purchasers under the Purchase Agreement.

“Interest Expense Coverage Ratio” means, for any applicable computation period, the ratio of EBIT to the Company’s Adjusted Consolidated Interest Expense for such period as determined in accordance with GAAP.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issue Date” means the date of original issuance of Securities authenticated and delivered under this Indenture.

“Leverage Ratio” means, with respect to the Company on a consolidated basis with its Subsidiaries, the ratio at the end of any fiscal quarter of the aggregate unpaid principal amount of all Debt of the Company and its Subsidiaries on a consolidated basis at the end of such fiscal quarter to Adjusted EBITDA for the four fiscal quarters then ending.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“London Business Day” means, with respect to any 2018 Floating Rate Note, a day on which commercial banks are open for business in London.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Indenture and the Securities, or (c) the validity or enforceability of this Indenture or the Securities.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Minority Interests” mean any shares of stock of any class of a Subsidiary (other than directors’ qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries.  Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

“Monetary Default” has the meaning specified in Section 501.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Net Income” means, for any applicable computation period, with respect to the Company on a consolidated basis with its Subsidiaries (other than any Subsidiary that is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with GAAP, but (i) excluding any non-cash charges or gains which are unusual, non-recurring or extraordinary and (ii) including, to the extent not otherwise included in the determination of Net Income, all cash dividends and cash distributions actually received by the Company or any Subsidiary.

“Net Proceeds Amount” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of (a) the aggregate amount of the consideration (valued at the fair market value of such consideration at the time of the consummation of such Transfer) allocated to such Person in respect of such Transfer, net of any applicable taxes incurred in connection with such Transfer, minus (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“Officer” means the Chairman of the Board, a Member of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice Chairman of the Board, a Vice Chairman or a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Member of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice Chairman of the Board, a Vice Chairman or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)        Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)       on or after the Maturity Date or any Redemption Date, those Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities;

(iii)      Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Thirteen; and

(iv)      Securities that have been paid pursuant to Section 311 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, or whether sufficient funds are available for redemption or for any other purpose, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, except for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned, which have been pledged in good faith, may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to the Depositary, DTC, Euroclear and Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company, which may not include the Company or any Affiliate under any conditions.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or a government or agency or political subdivision thereof.

“Place of Payment” means the place or places where the principal of and any premium and interest on the Securities are payable as specified as contemplated by such Securities and Section 1003.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Priority Debt” means the sum, without duplication, of (i) Debt of the Company or any Subsidiary secured by Liens not otherwise permitted by clauses (1) through (9) of Section 1018 and, but without duplication, (ii) all Debt of Subsidiaries (other than to the Company or another Subsidiary) excluding debt of Subsidiary Guarantors.

“Property Reinvestment Application” means, with respect to any Transfer of property constituting an Asset Disposition, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any of its Subsidiaries of operating assets for the Company or any Subsidiary to be used in the principal business of such Person.

“Purchase” shall mean and include any transaction or series of related transactions after the date hereof, by which the Company or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any firm, corporation or division or line of business thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation that have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

“Purchase Agreement” means the purchase agreement, dated July 18, 2008 between the Company, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as Selling Noteholders, and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. as Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Ralston Obligations” means the indemnification obligations of the Company existing on the date hereof in favor of General Mills Inc. with respect to its indemnification of Ralston Purina Company, as more fully described in Note 14 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2002 under “Other Contingencies.”

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on a Security means the date specified for that purpose in such Security.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Securities” means Securities bearing the legend for global securities set forth in Section 205 and the Rule 144A/Regulation S Legend set forth in Section 206 and deposited with and registered in the name of the Depositary or its nominee and sold for initial resale in reliance on Rule 903 of Regulation S.

“Responsible Officer”, when used with respect to the Trustee, means any managing director, director, vice president, any assistant secretary, any assistant treasurer, any senior trust officer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Restricted Definitive Security” means a Definitive Security bearing the legend set forth in Section 206.

“Restricted Global Security” means a Global Security bearing the legend set forth in Sections 205 and 206.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.  Except as specifically provided otherwise, all of the Securities shall constitute a single series.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 307.

“Senior Debt” shall mean and include (i) any Debt of the Company (other than Debt owing to any Subsidiary or Affiliate) that is not expressed to be junior or subordinate to any other Debt of the Company, and (ii) any Debt of a Subsidiary (other than Debt owing to the Company, any other Subsidiary or any Affiliate).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee and the Company pursuant to Section 313.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise requires, any reference to a “Subsidiary” herein is a reference to a Subsidiary of the Company.

“Subsidiary Guarantee” means a guarantee of the obligations under the Securities and this Indenture as required by Section 1011.

“Subsidiary Guarantor” means each Subsidiary which has outstanding a Guaranty or direct liability with respect to any other present and future Debt of the Company and, as a result, guarantees the Securities pursuant to Section 1011; provided, however, that if such Subsidiary is organized in a jurisdiction other than the United States or Canada, then solely for purposes of determining “Priority Debt”, such Subsidiary shall not be deemed a Subsidiary Guarantor unless and until the Company provides to the Trustee and the Holders a written opinion of independent counsel addressed to the Trustee and the Holders to the effect that the Subsidiary Guarantee of such Subsidiary Guarantor has been duly authorized, executed and delivered by such Subsidiary Guarantor and constitutes a legal, valid and binding obligation enforceable against such Subsidiary Guarantor in accordance with its terms, subject to usual and customary exceptions and assumptions reasonably satisfactory to the Trustee (acting with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding) acting at the time such Subsidiary becomes obligated as a guarantor or direct obligor in respect of any other Debt of the Company.

“Subsidiary Stock” means, with respect to any Person, the stock (or any options or warrants to purchase stock or similar equity interests or other Securities exchangeable for or convertible into stock or similar equity interests) of any Subsidiary of such Person.

 “Successor Corporation” has the meaning specified in Section 801.

“Tranche” of Securities shall refer to (i) the 2018 Fixed Rate Notes, (ii) the 2018 Floating Rate Notes or (iii) the 2020 Fixed Rate Notes issued hereunder, as applicable.

 “Transactions” means the transactions contemplated by the RMT Transaction Agreement, dated as of November 15, 2007, among Kraft Foods Inc., Cable Holdco, Inc., Ralcorp Holdings, Inc. and Ralcorp Mailman LLC, which provides for the transfer by Kraft Foods Global, Inc. of certain of the assets related to Kraft’s Post cereals business located in the United States and cash to Cable Newco, LLC, the Bank Debt, Securities issued hereunder, the contribution by Kraft Foods Global, Inc. of all the issued and outstanding limited liability company interests in Cable Newco, LLC to Cable Holdco, Inc., the distribution of all of the shares of Cable Holdco, Inc. common stock held by Kraft Foods Global, Inc. to Kraft Foods Inc., the transfer by Kraft Foods Global, Inc. to Kraft Foods Inc. of the cash proceeds of the Bank Debt in repayment of an equal amount of intercompany debt, the transfer by Kraft Foods Global, Inc. to Kraft Foods Inc. of Securities issued hereunder in exchange for the repayment of intercompany debt, the distribution by Kraft Foods Inc. of its shares of Cable Holdco, Inc. common stock to the holders of shares of Kraft Foods Inc. common stock by way of the exchange offer and, with respect to any shares of Cable Holdco, Inc. common stock that are not subscribed for in the exchange offer, a pro rata dividend to the holders of shares of Kraft Foods Inc. common stock, the merger of Cable Holdco, Inc. with and into Ralcorp Mailman LLC and the merger of Ralcorp Mailman LLC with and into Ralcorp Holdings, Inc., the purchase by Ralcorp Holdings, Inc. of assets relating to the Post cereals business outside the United States and the transfer of the Securities by Kraft Foods Inc. to the selling noteholders in exchange for debt obligations of Kraft Foods Inc.

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers (including by merger or consolidation) or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock but excluding dividends to the extent paid in cash.  For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount.  In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Unrestricted Global Security” means a Global Security bearing the legend set forth in Section 205.

“U.S. Government Obligations” has the meaning specified in Section 1304.

“Vail Adjustment” shall mean, as of the date of any determination, the value (but not less than zero) of the equity investment of the Company and its Subsidiaries in Vail Resorts, Inc.

“Vail Owner” means RH Financial Corporation, a Nevada corporation and a Wholly-Owned Subsidiary, which owns shares of capital stock in Vail Resorts, Inc. and shall also include the Company and/or any other Subsidiary upon a Transfer of such capital stock by RH Financial Corporation to the Company or to such Subsidiary, respectively.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Section 102.	Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act and provisions of this Indenture.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.	Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or representations by counsel or an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, representations or opinion with respect to the matters upon which such officer’s certificate or opinion is based are erroneous.  Any such certificate or representations of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.	Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(c) The Company may, but shall not be obligated to, fix any day as the record date for the purpose of determining the Holders of Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities; provided that such record date shall not be earlier than the 15th day prior to the first solicitation of a Holder of Securities (or, if earlier, then no earlier than the date of the most recent list of Holders required to be provided pursuant to Section 701) and shall not be later than the date such solicitation is completed.  If not set by the Company prior to the first solicitation of a Holder of Securities made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be.  With regard to any record date for action to be taken by the Holders of Securities, only the Holders of Securities on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Securities shall be proved by the Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 105.	Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Treasurer.

Section 106.	Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107.	Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act, that is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108.	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.	Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110.	Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.	Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.	Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

Section 113.	Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, the Redemption Date, or at the Stated Maturity or Maturity; provided, that no interest shall accrue on such payment for the intervening period.

ARTICLE TWO
The Notes

Section 201.	Form Generally.

The Securities shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

The Securities shall initially be issued in definitive form.  If the Definitive Securities are exchanged for Securities in global form, they shall include the legend set forth in Section 205.  The Securities issued in definitive form shall be substantially in the form set forth in this Article (but without the legend set forth in Section 205 thereon).  A Global Security shall represent such aggregate principal amount of the Outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Securities from time to time endorsed thereon and that the aggregate principal of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interest therein.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Securities represented thereby shall be made by the Trustee or the custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 306 hereof.

With respect to Global Securities deposited with the Trustee, as custodian for the Depositary,  Participants and Indirect Participants shall have no rights under this Indenture or any Global Security with respect to any Global Security held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedure or the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

The provisions of the “Operating Procedures of the “Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Securities that are held by Participants through Euroclear or Clearstream.

Section 202.	Form of Face of Security.

(a) 2018 Fixed Rate Notes:

[insert any legend required by the Code and the regulations thereunder, the Securities Act and the regulations thereunder or a Depositary.]

Cable Holdco, Inc.
7.29% Note due 2018

$ _________________	No._________
CUSIP_______

For Value Received, the undersigned, Cable Holdco, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of ____________________________ ___________________ Dollars on August 15, 2018, with interest (computed on the basis of a 360-day year comprised of twelve 30-day months) on the unpaid balance thereof at the rate of 7.29% per annum from the date hereof, payable on the 15th day of February and August in each year, commencing February 15, 2009, until the principal hereof shall have become due and payable, provided that if the Leverage Ratio (as defined in the Indenture referred to on the reverse hereof) exceeds 3.5 to 1.0 as of the end of any fiscal quarter (a “High Leverage Quarter”), then, in addition to all other interest accruing thereon (and all rights and remedies of the Holders (as set forth in the Indenture) in the event the Leverage Ratio exceeds 4.0 to 1.0, at the end of any fiscal quarter, or 3.5 to 1.0 for more than four successive fiscal quarters), additional interest in the amount of 0.5% per annum shall accrue on the Securities, commencing on the first day of the first fiscal quarter following each such High Leverage Quarter and continuing until the Company has provided a certificate pursuant to the Indenture demonstrating that, as of the end of the fiscal quarter in respect of which such certificate is delivered, the Leverage Ratio is not more than 3.5 to 1.0. Following delivery of such certificate demonstrating that the Leverage Ratio did not exceed 3.5 to 1.0 as of the applicable quarter, the additional 0.50% interest shall cease to accrue or be payable for any fiscal quarter subsequent to the fiscal quarter in respect of which such certificate was delivered, until and unless there shall occur another High Leverage Quarter.  The Company shall pay interest (including post-petition interest in any proceeding under any federal or state bankruptcy, insolvency, reorganization or other similar law) on overdue principal, premium and interest (to the extent lawful) from time to time on demand at the Default Rate (as defined in the Indenture).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not more than 15 days and less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

 Payments of principal of, interest on and any Applicable Premium, if any, with respect to this Note are to be made in lawful money of the United States of America at the office of the Trustee, which will serve as the initial paying agent, at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: Trust and Securities Services, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable Interest Payment Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Cable Holdco, Inc.

By:
Title:
Attest:
Title:

(b) 2018 Floating Rate Notes:

[insert any legend required by the Code and the regulations thereunder, the Securities Act and the regulations thereunder or a Depositary.]

Cable Holdco, Inc.
Floating Rate Note due 2018

$ _____________	No._________
CUSIP_______

For Value Received, the undersigned, Cable Holdco, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of ________________________ Dollars on August 15, 2018, with interest (computed on the basis of a 360-day year based on the actual number of days elapsed) on the unpaid balance thereof at the Interest Rate (as defined herein), from the date hereof, payable on the 15th day of February, May, August and November in each year (each, an “Interest Payment Date”), commencing November 15, 2008, until the principal hereof shall have become due and payable, provided that if the Leverage Ratio (as defined in the Indenture referred to on the reverse hereof) exceeds 3.5 to 1.0 as of the end of any fiscal quarter (a “High Leverage Quarter”), then, in addition to all other interest accruing thereon (and all rights and remedies of the Holders (as set forth in the Indenture) in the event the Leverage Ratio exceeds 4.0 to 1.0, at the end of any fiscal quarter, or 3.5 to 1.0 for more than four successive fiscal quarters), additional interest in the amount of 0.5% per annum shall accrue on the Securities, commencing on the first day of the first fiscal quarter following each such High Leverage Quarter and continuing until the Company has provided a certificate pursuant to the Indenture demonstrating that, as of the end of the fiscal quarter in respect of which such certificate is delivered, the Leverage Ratio is not more than 3.5 to 1.0. Following delivery of such certificate demonstrating that the Leverage Ratio did not exceed 3.5 to 1.0 as of the applicable quarter, the additional 0.50% interest shall cease to accrue or be payable for any fiscal quarter subsequent to the fiscal quarter in respect of which such certificate was delivered, until and unless there shall occur another High Leverage Quarter.  The “Interest Rate” shall be equal to the Adjusted LIBOR Rate (as defined below) from time to time, payable quarterly on each Interest Payment Date.  The “Adjusted LIBOR Rate” shall mean, for any Interest Period (as defined below), LIBOR (as defined below) plus 254 basis points, as determined by the Calculation Agent, notice whereof shall be given to the Company (and shall be given by the Company to any beneficial owners who have identified themselves as such to the Company and the Trustee prior to the date such notice is made and have provided notice information) on the second Business Day preceding each Interest Period.  “LIBOR” shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a 90-day period which appears on the Bloomberg “BBAM Screen” published by the British Bankers Association or any successor page or source thereto, effective as of 11:00 a.m. (London, England time) two (2) Business Days prior to the beginning of such Interest Period.  “Interest Period” shall mean each period commencing on the date hereof and, thereafter, commencing on an Interest Payment Date and continuing up to, but not including, the next Interest Payment Date.

The Company shall pay interest (including post-petition interest in any proceeding under any federal or state bankruptcy, insolvency, reorganization or other similar law) on overdue principal, premium and interest (to the extent lawful) from time to time on demand at the Default Rate (as defined in the Indenture).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not more than 15 days and less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of principal of, interest on and any Applicable Premium, if any, with respect to this Note are to be made in lawful money of the United States of America at the office of the Trustee, which will serve as the initial paying agent, at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: Trust and Securities Services, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable Interest Payment Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Cable Holdco, Inc.

By:
Title:
Attest:
Title:

(c) 2020 Fixed Rate Notes:

[insert any legend required by the Code and the regulations thereunder, the Securities Act and the regulations thereunder or a Depositary.]

Cable Holdco, Inc.
7.39% Note due 2020

$________________	No._________
CUSIP_______

For Value Received, the undersigned, Cable Holdco, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of _________________________ Dollars on August 15, 2020, with interest (computed on the basis of a 360-day year comprised of twelve 30-day months) on the unpaid balance thereof at the rate of 7.39% per annum from the date hereof, payable on the 15th day of February and August in each year, commencing February 15, 2009, until the principal hereof shall have become due and payable, provided that if the Leverage Ratio (as defined in the Indenture referred to on the reverse hereof) exceeds 3.5 to 1.0 as of the end of any fiscal quarter (a “High Leverage Quarter”), then, in addition to all other interest accruing thereon (and all rights and remedies of the Holders (as set forth in the Indenture) in the event the Leverage Ratio exceeds 4.0 to 1.0, at the end of any fiscal quarter, or 3.5 to 1.0 for more than four successive fiscal quarters), additional interest in the amount of 0.5% per annum shall accrue on the Securities, commencing on the first day of the first fiscal quarter following each such High Leverage Quarter and continuing until the Company has provided a certificate pursuant to the Indenture demonstrating that, as of the end of the fiscal quarter in respect of which such certificate is delivered, the Leverage Ratio is not more than 3.5 to 1.0. Following delivery of such certificate demonstrating that the Leverage Ratio did not exceed 3.5 to 1.0 as of the applicable quarter, the additional 0.50% interest shall cease to accrue or be payable for any fiscal quarter subsequent to the fiscal quarter in respect of which such certificate was delivered, until and unless there shall occur another High Leverage Quarter.  The Company shall pay interest (including post-petition interest in any proceeding under any federal or state bankruptcy, insolvency, reorganization or other similar law) on overdue principal, premium and interest (to the extent lawful) from time to time on demand at the Default Rate (as defined in the Indenture).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not more than 15 days and less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of principal of, interest on and any Applicable Premium, if any, with respect to this Note are to be made in lawful money of the United States of America at the office of the Trustee, which will serve as the initial paying agent, at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: Trust and Securities Services, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable Interest Payment Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Cable Holdco, Inc.

By:
Title:
Attest:
Title:

Section 203.	Form of Reverse of Security.

 (a) 2018 Fixed Rate Notes:

This Security is one of a duly authorized tranche (“Tranche”) of securities of the Company (herein called the “Securities”), issued and to be issued under an Indenture, as of [August 4, 2008] (herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The Securities of this Tranche are limited in aggregate principal amount to $577,500,000.

The Company may, at its option, upon notice as provided below, at any time and from time to time after August 15, 2013, redeem all, or any part of, the Fixed Rate Notes (including the Securities and all other Securities of a different Tranche bearing interest at a fixed rate), in an amount not less than 10% of the aggregate principal amount of the Fixed Rate Notes then Outstanding at a redemption price equal to 100% of the principal amount so redeemed, together with interest accrued thereon to the date of such redemption plus the excess, if any, of (1) the present value on the date of redemption of (a) the principal amount of each such Security payable at Maturity, plus (b) all required remaining scheduled interest payments due on each such Security through Maturity, computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points over (2) the principal amount of each such Security.  “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Securities’ Maturity; provided that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The Company will give each holder of Securities written notice of each optional redemption not less than 30 days and not more than 60 days prior to the date fixed for such redemption except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture.  Each such notice shall specify such date, the aggregate principal amount of the Securities to be redeemed on such date, the principal amount of each Securities held by such holder to be redeemed, and the interest to be paid on the redemption date with respect to such principal amount being redeemed.

 In the event of redemption of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities do not have the benefit of any sinking fund obligations.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities (and a premium if applicable) may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be adversely affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding to be adversely affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or (B) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 120 days after becoming aware of such condition; (ii) the Company, at its option, subject to certain restrictions set forth in the Indenture, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities in exchange for this Security (in whole but not in part); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security.

Except as specified in the Indenture, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (1) the Trustee shall have received written notice from such Holder of a continuing Event of Default in respect of such Securities; (2) the Trustee shall have received a written request from the Holders of not less than 25% in principal amount of the Outstanding Securities in respect of which the Event of Default has occurred to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities.

The Securities are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, Officer, director or employee, as such, past, present or future, of Kraft Foods Inc. or any of its affiliates or the Company, any Subsidiary Guarantor or any Successor Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Section 314 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security, which are defined in the Indenture, shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

(b) 2018 Floating Rate Notes

This Security is one of a duly authorized tranche (“Tranche”) of securities of the Company (herein called the “Securities”), issued and to be issued under an Indenture, as of [August 4, 2008] (herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The Securities of this Tranche are limited in aggregate principal amount to $20,000,000.

The Company may, at its option, upon notice as provided below, at any time and from time to time after August 15, 2013, redeem all, or any part of, the Securities of this Tranche, in an amount not less than 10% of the aggregate principal amount of the 2018 Floating Rate Notes then Outstanding at a redemption price equal to 100% of the principal amount so redeemed, together with interest accrued thereon to the date of such redemption.  The Company will give each holder of Securities written notice of each optional redemption not less than 30 days and not more than 60 days prior to the date fixed for such redemption except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture.  Each such notice shall specify such date, the aggregate principal amount of the Securities to be redeemed on such date, the principal amount of each Securities held by such holder to be redeemed, and the interest to be paid on the redemption date with respect to such principal amount being redeemed.

In the event of redemption of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities do not have the benefit of any sinking fund obligations.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities (and a premium if applicable) may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be adversely affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding to be adversely affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or (B) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 120 days after becoming aware of such condition; (ii) the Company, at its option, subject to certain restrictions set forth in the Indenture, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities in exchange for this Security (in whole but not in part); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security.

Except as specified in the Indenture, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (1) the Trustee shall have received written notice from such Holder of a continuing Event of Default in respect of such Securities; (2) the Trustee shall have received a written request from the Holders of not less than 25% in principal amount of the Outstanding Securities in respect of which the Event of Default has occurred to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities.

The Securities are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, Officer, director or employee, as such, past, present or future, of Kraft Foods Inc. or any of its affiliates or the Company, any Subsidiary Guarantor or any Successor Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Section 314 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security, which are defined in the Indenture, shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

(c) 2020 Fixed Rate Notes

This Security is one of a duly authorized tranche (“Tranche”) of securities of the Company (herein called the “Securities”), issued and to be issued under an Indenture, as of [August 4, 2008] (herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The Securities of this Tranche are limited in aggregate principal amount to $67,000,000.

The Company may, at its option, upon notice as provided below, at any time and from time to time after August 15, 2013, redeem all, or any part of, the Fixed Rate Notes (including the Securities and all other securities of a different Tranche bearing interest at a fixed rate), in an amount not less than 10% of the aggregate principal amount of the Fixed Rate Notes then Outstanding at a redemption price equal to 100% of the principal amount so redeemed, together with interest accrued thereon to the date of such redemption plus the excess, if any, of (1) the present value on the date of redemption of (a) the principal amount of each such Security payable at Maturity, plus (b) all required remaining scheduled interest payments due on each such Security through Maturity, computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points over (2) the principal amount of each such Security.  “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Securities’ Maturity; provided that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The Company will give each holder of Securities written notice of each optional redemption not less than 30 days and not more than 60 days prior to the date fixed for such redemption except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture.  Each such notice shall specify such date, the aggregate principal amount of the Securities to be redeemed on such date, the principal amount of each Securities held by such holder to be redeemed, and the interest to be paid on the redemption date with respect to such principal amount being redeemed.

In the event of redemption of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities do not have the benefit of any sinking fund obligations.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities (and a premium if applicable) may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be adversely affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding to be adversely affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or (B) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 120 days after becoming aware of such condition; (ii) the Company, at its option, subject to certain restrictions set forth in the Indenture, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities in exchange for this Security (in whole but not in part); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security.

Except as specified in the Indenture, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (1) the Trustee shall have received written notice from such Holder of a continuing Event of Default in respect of such Securities; (2) the Trustee shall have received a written request from the Holders of not less than 25% in principal amount of the Outstanding Securities in respect of which the Event of Default has occurred to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities.

The Securities are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, Officer, director or employee, as such, past, present or future, of Kraft Foods Inc. or any of its affiliates or the Company, any Subsidiary Guarantor or any Successor Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Section 314 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security, which are defined in the Indenture, shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

Section 204.	Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

Dated: _____________________

Deutsche Bank Trust Company Americas,

As Trustee

By:	_____________________
Authorized Signatory

Section 205.	Form of Legend for Global Securities.

Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN  DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A  WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH  NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH  SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR  A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS  PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT  FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED  BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER  USE HEREOF FOR  VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE  REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN  WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR  THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH  THE RESTRICTIONS SET FORTH IN THE INDENTURE GOVERNING THIS SECURITY.”

Section 206.	Form of Rule 144A/Regulation S Legend.

Every security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE LATER OF (1) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME UNDER WHICH RESALES ARE EXEMPT FROM REGISTRATION UNDER RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN THE FORMS OF EXHIBITS TO THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

ARTICLE THREE
The Securities

Section 301.	Amount.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is $664,500,000.  All Securities of each Tranche shall be substantially identical to the other Securities of the same Tranche except as to denomination.

Section 302.	Denominations.

The Securities shall be issuable in registered form without coupons in denominations of $100,000 and any integral multiple thereof.

Section 303.	Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Directors, its Chief Executive Officer, its President, its Chief Financial Officer or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries.  The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities together with an Officer’s Certificate and Opinion of Counsel, and the Trustee in accordance with the Company Order shall authenticate and deliver or make available for delivery such Securities.

Each Security shall be dated the date of its authentication.

Definitive Securities shall be produced in any manner determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 304.	Global Securities.

If the Securities of a Tranche are to be issued or exchanged in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order, authenticate and deliver one or more Global Securities of the same Tranche in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security of Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect (or such other legend as may be prescribed by the Depositary):  “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”  The exchanges by J.P. Morgan Securities, Inc., as representative of the Initial Purchasers on the date hereof, shall not be subject to the foregoing requirements.

Each Depositary for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Beneficial owners of part or all of a Global Security shall be subject to the rules of the Depositary as in effect from time to time.  The Company, the Trustee and the Paying Agent shall not be responsible for any acts or omissions of the Depositary, for any Depositary records of beneficial interests or for any transactions between the Depositary and beneficial owners.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary or to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory thereof, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 311, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 305.	Temporary Securities.

Pending the preparation of Definitive Securities of a Tranche, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver or make available for delivery, temporary Securities of the same Tranche, which are printed, lithographed, typewritten, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause Definitive Securities to be prepared without unreasonable delay.  After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities of the same Tranche upon surrender of the temporary Securities at the office or agency of the Company in a Place of Payment, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver or make available for delivery in exchange therefor one or more Definitive Securities of the same Tranche, of any authorized denominations and of a like aggregate principal amount and tenor.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

Section 306.	Transfer and Exchange.

(a)        Transfer and exchange of Global Securities A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Securities shall be exchanged by the Company for Definitive Securities if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary or (B) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 120 days after becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities in exchange for Global Securities (in whole but not in part); provided that in no event shall Regulation S Global Securities be exchanged by the Company for Definitive Securities other than in accordance with paragraph (c)(ii) of this Section; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 305 hereof.  Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section or Section 305 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security other than as provided in this Section.  All transfers referred to in this Section 306 may only be for Securities of the same Tranche.

(b)        Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)         Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the legend in Section 206; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this subparagraph.

(ii)        All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to subparagraph (i) above, the transferor of such beneficial interest must deliver to the Security Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Security other than in accordance with Section 306(c)(ii).  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Security.

(iii)        Transfer of Beneficial Interests to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 306(b)(ii) above and the Security Registrar receives the following:

(A)          if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit A, including the certifications in item (1) thereof; and

(B)          if the transferee shall take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit A, including the certifications in item (2) thereof.

(iv)        Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 306(b)(ii) above and the Security Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B, including the certifications in (1)(a) thereof; or

(B)      if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit A, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph, if the Security Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the legend set forth in Section 206 are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 303 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph.

(c)        Transfer or Exchange of Beneficial Interests for Definitive Securities.

(i)         Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities.  If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Security Registrar of the following documentation:

(A)         if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit B, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit A, including the certifications in item (1) thereof; or

(C)         If such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit A, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 311 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.  Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section shall bear the legend set forth in Section 206 and shall be subject to all restrictions on transfer contained therein.

(ii)       Beneficial Interests in Regulation S Global Security to Definitive Security.  A beneficial interest in Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)       Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities.  A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only:

(A)        if the Holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the legend set forth in Section 206, a certificate from such Holder in the form of Exhibit B, including the certifications in item (1)(b) thereof; or

(B)        if the Holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the legend as set forth in Section 206, a certificate from such Holder in the form of Exhibit A, including the certifications in item (4) thereof and, if the Security Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the legend set forth in Section 206 are no longer required in order to maintain compliance with the Securities Act.

(iv)     Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities.  If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interests for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form a Definitive Security, then, upon satisfaction of the condition set forth in Section 306(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 306(c)(i), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this subparagraph shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this subparagraph shall not bear the legend set forth in Section 206.

(d)      Transfer and Exchange of Definitive Securities for Beneficial Interests.

(i)         Restricted Definitive Securities for Beneficial Interests in Restricted Global Securities.  If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Security Registrar of the following documentation:

(A)        if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit B, including the certifications in item (2)(b) thereof;

(B)         if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit A, including the certifications in item (1) thereof;

(C)         if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 144A, a certificate to the effect set forth in Exhibit A including the certifications in item (2) thereof; or

(D)           if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit A, including the certifications in item (3) thereof;

the Trustee shall cancel the Restricted Definitive Security, and increase or cause to be increased, the aggregate principal amount of, in the case of Clause (A) above, the 144A Global Security, and in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Registration S Global Security.

The exchanges by J.P. Morgan Securities, Inc., as representative of the Initial Purchasers on the date hereof, shall not be subject to the foregoing requirements or the requirements of Sections 303 and 306(g)(vii).

(ii)         Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security or transfer such restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Security Registrar receives the following:

(A)        if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B, including the certification in item (1)(c) thereof; or

(B)         if the Holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such holder in the form of Exhibit A, including the certifications in item (4) thereof;

and in each such case set forth in this subparagraph, if the Security Registrar or the Company so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the legend set forth in Section 206 are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section, the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii)        Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Security.  A Holder in a Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at any time when a Unrestricted Global Security has not  yet been issued, the Company shall issue and, upon receipt of an Authentication in accordance with Section 303 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e)       Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section, the Security Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 306(e).

(i)        Restricted Securities to Restricted Definitive Securities.  Any Restricted Definitive Securities may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Security Registrar receives the following:

(A)        if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A, including the certifications in item (1) thereof;

(B)         if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

Transfers on the date hereof from (i) Kraft Foods Global, Inc., to Kraft Foods Inc.; (ii) from Kraft Foods Inc., to Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. as selling noteholders; and (iii) from Deutsche Bank Securities Inc., as selling noteholder, to J.P. Morgan Securities Inc. as Initial Purchaser shall not be subject to the foregoing requirements or the requirements of Sections 303 and 306(g)(vii).

(ii)          Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who takes delivery thereof in the form of an Unrestricted Definitive Security.

(1)          if the Holder of such Restricted Definitive Security proposes to transfer such Security for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B. including the certification in item (1)(d) thereof; or

(2)           if the Holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit A, including the certifications in item (4) thereof; and, in such case set forth in this subparagraph, if the Security Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the legend set forth in Section 206 are no longer required in order to maintain compliance with the Securities Act.

(iii)       Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security.  Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f)       Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 311 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)      General Provisions Relating to Transfers and Exchanges.

(i)        To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Security Registrar’s request.

(ii)        No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to this Indenture).

(iii)       The Security Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(iv)       All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(v)        The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 1102 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security tendered and not withdrawn in connection with a Change in Control.

(vi)       Prior to due presentment for the registration of a transfer of any Security, the Trustee, any agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)      The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 303.

(viii)     All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 306, to effect a registration of transfer or exchange may be submitted by facsimile.

Section 307.	Registration.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and transfers of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided; the Company or any Affiliate may not act as Security Registrar under any circumstances.

Section 308.	Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver or make available for delivery in exchange therefor a new Security of the same Tranche of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Tranche of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 309.	Replacement Securities.

(a)        If any mutilated Security is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security if the Trustee’s and the Company’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any agent and any Authenticating Agent from any loss that any of them  may suffer if a Security is replaced.  The Company may charge for its expenses in replacing a Security.

(b)      Every replacement Security is an additional obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 310.	Reserved.

Section 311.	Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Security Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Securities in accordance with its procedures for the disposition of cancelled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act).  Certification of the disposition of all cancelled Securities shall be delivered to the Company unless the Company shall direct the Trustee in writing to return the cancelled Securities to it.  The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.  The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 312.	Reserved.

Section 313.	Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency maintained for such purpose pursuant to Section 1003; provided, however, that at the option of the Company, interest may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable Interest Payment Date.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)        The Company may elect to make payment of any Defaulted Interest at the Default Rate to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)        The Company may make payment of any Defaulted Interest at the Default Rate on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 314.	Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 313) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 315.	Computation of Interest.

Interest on each of the Securities shall be computed on the basis set forth on the face thereof.

Section 316.	CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers.  The Company will promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE FOUR
Satisfaction and Discharge

Section 401.	Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect with respect to Securities (except as to any surviving rights of registration of transfer, exchange or replacement of such Securities herein expressly provided for herein), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when

(1) either

(A)      all such Securities theretofore authenticated and delivered other than (i) such Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 311 and (ii) such Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1004 have been delivered to the Trustee for cancellation; or

(B)      all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (B)(i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in dollars sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)      the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)      the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and to any Authenticating Agent under Section 615 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402, Article Six and the last paragraph of Section 1004 shall survive.

Section 402.	Application of Trust Money.

All money and U.S. Governmental Obligations deposited with the Trustee pursuant to Section 401 (or into which such money and U.S. Governmental Obligations are reinvested) shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for payment of which such money has been deposited with the Trustee; but such money and U.S. Governmental Obligations need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE
Remedies

Section 501.	Events of Default.

“Event of Default”, wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless it has been modified in an indenture supplemental hereto):

(1)        Default for five Business Days in the payment when due of interest on the Securities; or

(2)        Default in the payment when due (at Maturity, on a Redemption Date or otherwise) of the principal of, or premium, if any, on the Securities; or

(3)        Default in the performance, or breach, of any covenant or warranty of the Company in Article Ten hereof; or

(4)       Default in the performance of or compliance with any term contained herein by the Company or a Subsidiary Guarantor other than those referred to in clauses (1)-(3) of this Section or in the Securities or the Subsidiary Guarantee and such Default is not remedied within 30 days after the earlier of (i) an Officer of the Company obtaining actual knowledge of such default and (ii) the Company receiving written notice of such Default from any Holder of a Security, which notice shall refer specifically to this clause; or

(5)       at or after the Covenant Effective Time, (i) the Company or any Subsidiaries is in Default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any debt that is outstanding in an aggregate principal amount of at least $35,000,000 beyond any period of grace provided with respect thereto (a “Monetary Default”), or (ii) the Company or any of its subsidiaries is in Default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $35,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such Default or condition such Debt could (including with the giving of notice or passage of time) or has become, or has been declared, due and payable before its Stated Maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $35,000,000, or (y) as a result of a Monetary Default, one or more persons have the right to require the Company or any Subsidiaries so to purchase or repay such Debt; or

(6)        at or after the Covenant Effective Time, a final judgment or judgments for the payment of money aggregating in excess of $35,000,000 (excluding any such judgments to the extent a solvent insurer has acknowledged liability therefor in writing) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

(7)        at or after the Covenant Effective Time, if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(8)        at or after the Covenant Effective Time, any of the Indenture, the Securities or the Subsidiary Guarantees shall cease to be in full force and effect for any reason whatsoever (except for releases of Subsidiary Guarantees pursuant to and in accordance with the provisions of this Indenture), including, without limitation, a determination by any governmental authority or court that any of the Indenture, the Securities or the Subsidiary Guarantees is invalid, void or unenforceable in any Material respect or any party thereto shall contest or deny the validity or enforceability of any of its obligations under any of the Indenture, the Securities or the Subsidiary Guarantees; or

(9)        the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(10)     the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 502.	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default described in clause 1, 2, 9 or 10 of Section 501 with respect to the Company) with respect to the Securities at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 51% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

If the Securities are accelerated in connection with an Event of Default occurring by reason of any action or inaction taken or not taken by or on behalf of the Company, an additional premium will become immediately due and payable with respect to the Securities, to the extent permitted by law, in the amount of the premium that would have been paid had the Securities been optionally redeemed by the Company at that time.

At any time after such a declaration of acceleration with respect to Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences (except in respect of a covenant or provision in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security affected pursuant to Section 902 hereof) if

(1)        the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Securities, (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)       all Events of Default with respect to the Securities, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

If an Event of Default described in clause 1 or 2 of Section 501 occurs, any beneficial holder or holders of Outstanding Securities affected by such Event of Default may at any time, at its or their option, declare all Securities held by it or them to be immediately due and payable.

If an Event of Default described in clause 9 or 10 of Section 501 occurs, the Outstanding Securities shall ipso facto become immediately due and payable without need of any declaration or other act on the part of the Trustee or any Holder.

Section 503.	Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1)        Default is made for five Business Days in the payment when due of interest on the Securities, or

(2)       Default is made in the payment when due (at Maturity, on a Redemption Date or otherwise) of the principal of, or premium, if any, on the Securities,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such  Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.	Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act, in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments directly to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of a creditors’ or other similar committee.

Section 505.	Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.	Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: The balance, if any, to the Company.

Section 507.	Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)        such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2)        the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)       such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)        the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)        no direction inconsistent with such written request has been given to the Trustee before or during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

Section 508.	Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 313) any interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308 and as otherwise provided in Section 507, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.	Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available (other than acceleration pursuant to Section 502) to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 513.	Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

(1) in the payment of the principal of or any premium or interest on any Security, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 514.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including counsel fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, the Trustee or the Holders of 10% in aggregate principal amount of the Outstanding Securities.

Section 515.	Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX
The Trustee

Section 601.	Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act.  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602.	Notice of Defaults.

If a Default occurs hereunder with respect to the Securities, the Trustee shall, within 90 days, give the Holders of Securities notice of such Default as and to the extent provided by the Trust Indenture Act, in effect regardless of whether the Securities are subject to the Trust Indenture Act; provided, however, that, except in the case of any continuing Default or Event of Default relating to the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any Default of the character specified in Section 501(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 603.	Certain Rights of Trustee.

Subject to the provisions of Section 601:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)   the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section604.	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605.	May Hold Securities and Serve as Trustee Under Other Indentures.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Subject to the provisions of Section 608, the Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee.

Section 606.	Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 607.	Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

(c) to indemnify each of the Trustee, or any predecessor Trustee, for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Securities upon all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(9) or Section 501(10), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

Section 608.	Disqualification; Conflicting Interests.

The Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.

Section 609.	Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act, to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any federal or state supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.	Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b) The Trustee may resign at any time by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time (i) by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company or (ii) if there shall not have occurred and be continuing an Event of Default, by written notice from the Company to the Trustee.  If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(1)    the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)    the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 611.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 106.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 611.	Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section, as the case may be.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.	Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613.	Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614.	Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities as their names and addresses appear in the Security Register.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.  If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

Dated:	________________________

Deutsche Bank Trust Company Americas, as Trustee

By:	________________________
As Authenticating Agent
By:	_________________________
Authorized Signatory

ARTICLE SEVEN
Holders’ Lists and Reports by Trustee and Company

Section 701.	Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, 15 days after the Regular Record Date for interest for the Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list in similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 702.	Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act, in effect regardless of whether the Securities are subject to the Trust Indenture Act.

Section 703.	Reports by Trustee

(a)         The Trustee shall transmit to Holders of the Securities such brief report as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of the first issuance of Securities hereunder deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a) (but if no event described in Trust Indenture Act Section 313 (a) has occurred within the twelve months preceding the report date, no report need to be transmitted).

(b)         A copy of each such report shall, at the time of such transmission to Holders, be mailed by the Trustee with each stock exchange, if any, upon which any Securities are listed, with the Commission and with the Company.  The Company promptly will notify the Trustee when any Securities are listed on any stock exchange or delisted therefrom.

Section 704.	Reports by Company.

(a)         Within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), the Company shall provide to the Trustee and the Holders a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a senior financial officer as fairly presenting, in all Material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this provision.

(b)          Within 105 days after the end of each fiscal year of the Company, the Company shall provide to the Trustee and the Holders a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all Material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they have reviewed the Indenture and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant’s certificate described in clause (B) above, shall be deemed to satisfy the requirements of this provision.

(c)          Each report delivered pursuant to subsections (a) and (b) of this Section 704 shall be accompanied by an Officer’s Certificate (i) setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 1013, 1014, 1015, 1016, 1018 and 1019 during the quarterly or annual period covered by the report then being furnished (including with respect to each such covenant, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such covenants, and the calculation of the amount, ratio or percentage then in existence) and (ii) containing a statement that such officer has reviewed the relevant terms of this Indenture and the Securities and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

(d)         The Company shall provide to the Trustee and the Holders promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material.

(e)         Within 15 days of becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

(f)          The Company will provide all reports and notices set forth in this Section 704 to any beneficial owners of the Securities who have identified themselves as such to the Company and the Trustee prior to the date such report or notice is made and have provided notice information.

Section 705.	Compliance Certificate.

The Company will furnish to the Trustee on or before May 1 in each year (beginning the first May 1 after the date of original issuance of Securities hereunder) a brief certificate (which need not comply with Section 102) from the principal executive, financial or accounting officer of the Company stating that in the course of the performance by the signer of his or her duties as an officer of the Company he or she would normally have knowledge of any Default or non-compliance by the Company in the performance of any covenants or conditions contained in this Indenture, stating whether or not he or she has knowledge of any such Default or non-compliance and, if so, specifying each such Default or non-compliance of which the signer has knowledge and the nature thereof.  For purposes of this Section, non-compliance or Default shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

ARTICLE EIGHT
Consolidation, Merger, Conveyance, Transfer or Lease

Section 801.	Company May Consolidate, Etc., Only on Certain Terms.

The Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into any other Person or convey, Transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

(1)          any Subsidiary may merge or consolidate with or into the Company or convey all or substantially all of its assets to the Company, provided that the Company is the continuing or surviving corporation and immediately prior to, and immediately after giving effect to, such transaction, no Default or Event of Default would exist;

(2)         any Subsidiary may merge or consolidate with or into another Subsidiary or convey all or substantially all of its assets to such other Subsidiary, provided that immediately prior to, and immediately after giving effect to, such transaction, no Default or Event of Default would exist;

(3)         any Subsidiary (i) may merge or consolidate with or into any other corporation, provided that such Subsidiary is the surviving corporation and immediately prior to, and immediately after giving effect to such transaction, no Default or Event of Default would exist or (ii) may sell all or substantially all of its assets to any other Person or merge with or into such other Person such that the survivor is not a Subsidiary if, as the case may be, such sale or merger would be permitted under Section 1016 hereof and, in either case, immediately prior to, and immediately after giving effect to such transaction, no Default or Event of Default would exist;

(4)          the Company may merge or consolidate with any other Person if (i) the Company is the surviving entity, (ii) such entity is a solvent corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and (iii) immediately after giving effect to such transaction, no Default or Event of Default would exist; and

(5)          the Company may merge or consolidate with or into any other Person, or sell all or substantially all of its assets (in a single transaction or series of transactions) if

(i)           the surviving or acquiring entity (the “Successor Corporation”) is a solvent corporation or, prior to the Covenant Effective Time, a limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii)           the Successor Corporation, if not the Company, shall have executed and delivered to the Trustee its assumption of the due and punctual performance and observance of the obligations of the Company under this Indenture and the Securities, including, without limitation, all covenants herein and therein contained, pursuant to documents in form and substance satisfactory to the Trustee, and the Company shall have caused to be delivered to the Trustee an opinion, in form and substance satisfactory to the Trustee, of independent counsel reasonably satisfactory to the Trustee, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(iii)          immediately after giving effect to such transaction, no Default or Event of Default would exist.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation that shall theretofore have become such in the manner prescribed in this Section from its liability under this Indenture or the Securities.

Section 802.	Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, as set forth in the final paragraph of Section 801, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

Section 803.	Officers’ Certificate and Opinion of Counsel.

The Trustee, subject to the provisions of Sections 601 and 603, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease, and any such assumption, complies with the provisions of this Article before the Trustee shall execute any supplemental indenture required pursuant to this Article.

ARTICLE NINE
Supplemental Indentures

Section 901.	Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)        to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)        to add to the covenants of the Company for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company; or

(3)        to add any additional Events of Default with respect to the Securities; or

(4)       to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities, registrable or not registrable as to principal, and with or without interest, or to permit or facilitate the issuance of Securities in uncertificated form or in the form of Global Securities; or

(5)        to add to, change or eliminate any of the provisions of this Indenture in respect of the Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or

(6) to secure the Securities; or

(7)       to allow Subsidiaries to guarantee the Securities or to release Subsidiaries from such guarantees to the extent required pursuant to Section 1011;

(8)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(9)        reserved;

(10)      to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; and

 (11)     to make any other change with respect to matters or questions arising under this Indenture which, in the Opinion of Counsel to the Company, does not materially adversely affect the interests of the Holders of the Securities affected thereby.

Section 902.	Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby, (i) subject to the provisions of Article Five, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the premium, if any, on the Securities, (ii) change the percentage of the principal amount of the Securities the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Article 11, Section 501(1) or (2), Section 502, this Section.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Trustee, the Trustee may enter into, amend, alter or terminate any agreement providing for the Securities to be equally and ratably secured pursuant to Section 1018; provided, however, that no such consent of the Holders shall be required (i) to cure any ambiguity or to correct or supplement any provision of such agreement which may be defective or inconsistent with any other provision of such agreement or (ii) to make any other change with respect to matters or questions arising under such agreement, which in the opinion of the Trustee, does not materially adversely affect the interests of the Holders of the Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

All Tranches will vote together as a single series for all purposes under this Indenture.

Any consent provided by a beneficial owner (whether through the applicable registered Holder or otherwise) of Securities that has transferred or has  agreed  to  transfer  its Securities to the Company or any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such beneficial owner, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other beneficial owners of Securities that were acquired under the same or similar conditions) shall be void and of no force or effect  except solely as to such beneficial owner.

Section 903.	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.	Conformity with Trust Indenture Act.

Unless the Company shall determine, based on an Opinion of Counsel delivered to the Trustee, that the same shall not be required, every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906.	Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN
Covenants

Section 1001.	Applicability.

Neither the covenants set forth in this Article, other than Section 1002 nor the Events of Default in Article Five, other than the Events of Default described in Section 501(1) and 501(2), shall apply to any Securities issued hereunder until the later of (i) the consummation of the Transactions or (ii) the assumption of the obligations hereunder by Ralcorp Holdings, Inc.  All of the covenants set forth in this Article shall be effective as of the Covenant Effective Time.

Section 1002.	Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of the Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities represented by the Global Securities by wire transfer of immediately available funds to the accounts specified by DTC or its nominee and on the Definitive Securities by wire transfer of immediately available funds to the accounts specified by the Holders of the Definitive Securities or, if no such account is specified, by mailing a check to such Holder’s registered address.  The principal of (and premium, if any) and interest on Securities shall be considered paid on the date due if the Paying Agents hold in accordance with this Indenture on that date money, sufficient to pay all principal (and premium, if any) and interest then due and the Paying Agents are not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.

Section 1003.	Maintenance of Office or Agency.

From and after the Covenant Effective Time, the Company will maintain in each Place of Payment for the Securities an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Trustee is hereby initially appointed Paying Agent, and the Corporate Trust Office of the Trustee is initially designated as the office or agency for the foregoing purposes.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1004.	Money for Securities Payments to Be Held in Trust.

Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on the Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for the Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any Default by the Company (or any other obligor) in the making of any payment of principal (and premium, if any) or interest on the Securities; and

(3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or received by the Trustee in respect of obligations deposited with the Trustee pursuant to Article Thirteen, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof (unless the Company has remitted required moneys or property to the appropriate governmental authority under any applicable escheat or abandoned or unclaimed property laws, or has otherwise been discharged under such laws or laws of similar applicability, in which case such Holder shall look solely to its remedies (if any) under such laws and not to the Company), and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof shall thereupon cease.

Section 1005.	Compliance with Law.

From and after the Covenant Effective Time, the Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 1006.	Insurance.

From and after the Covenant Effective Time, the Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 1007.	Maintenance of Properties.

From and after the Covenant Effective Time, the Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 1008.	Payment of Taxes and Claims.

From and after the Covenant Effective Time, the Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 1009.	Corporate Existence.

From and after the Covenant Effective Time, subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 1010.	Securities to Rank Pari Passu.

From and after the Covenant Effective Time, the Securities shall at all times remain direct obligations of the Company ranking pari passu with all other Securities from time to time issued and Outstanding hereunder without any preference among themselves and pari passu with all other present and future Debt of the Company and the Subsidiary Guarantors which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company and the Subsidiary Guarantors.

Section 1011.	Subsidiary Guarantee; Release.

From and after the Covenant Effective Time:

(a)        The Company will ensure at all times that any existing or future Subsidiary that has Outstanding a Guaranty or direct liability with respect to any other present and future Debt of the Company is a Subsidiary Guarantor.

(b)        The Company will cause each Subsidiary that is required to become a Subsidiary Guarantor after the date of this Indenture to execute and deliver the Subsidiary Guarantee in the form of Exhibit C as soon as practicable upon such Subsidiary being required to become a Subsidiary Guarantor.

(c)        Notwithstanding anything in this Indenture, in the Subsidiary Guarantee or in any Subsidiary Guarantee Supplement to the contrary, upon notice by the Company to the Trustee (which notice shall contain a certification by the Company as to the matters specified in clauses (i) and (ii) below), any Subsidiary Guarantor specified in such notice shall cease to be a Subsidiary Guarantor and shall be automatically released from its obligations under the Subsidiary Guarantee (without the need for the execution or delivery of any other document by the Holders, the Trustee or any other person) if, as at the date of such notice and after giving effect to such release, no Default or Event of Default shall have occurred and be continuing, such Subsidiary Guarantor shall not have outstanding a Guaranty or direct liability with respect to any Debt of the Company.

Section 1012.	Transactions with Affiliates.

From and after the Covenant Effective Time, the Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the Purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a non-Affiliate.

Section 1013.	Minimum Consolidated Adjusted Net Worth.

From and after the Covenant Effective Time, the Company will not, at any time, permit Consolidated Adjusted Net Worth to be less than the remainder of $1,750,000,000 minus the Vail Adjustment.

Section 1014.	Leverage Ratio.

From and after the Covenant Effective Time, as of the end of each fiscal quarter of the Company, the Company will not permit the Leverage Ratio to be greater than 3.5 to 1.0; provided that, for any period of not more than four successive quarters, the Leverage Ratio may be greater than 3.5 to 1, but in no event greater than 4.0 to 1, if the Company pays the additional interest described below. If the Leverage Ratio exceeds 3.5 to 1.0 as of the end of any fiscal quarter (a “High Leverage Quarter”), then, in addition to all other interest accruing thereon (and all rights and remedies of the Holders (as discussed below) in the event the Leverage Ratio exceeds 4.0 to 1.0, at the end of any fiscal quarter, or 3.5 to 1.0 for more than four successive fiscal quarters), additional interest in the amount of 0.5% per annum shall accrue on the Securities, commencing on the first day of the first fiscal quarter following each such High Leverage Quarter and continuing until the Company has provided a certificate pursuant to this Indenture demonstrating that, as of the end of the fiscal quarter in respect of which such certificate is delivered, the Leverage Ratio is not more than 3.5 to 1.0. Following delivery of such certificate demonstrating that the Leverage Ratio did not exceed 3.5 to 1.0 as of the end of the applicable quarter, the additional 0.50% interest shall cease to accrue or be payable for any fiscal quarter subsequent to the fiscal quarter in respect of which such certificate was delivered, until and unless there shall occur another High Leverage Quarter. Notwithstanding the foregoing, the Company will not permit the Leverage Ratio to exceed 4.0 to 1 at the end of any fiscal quarter, or 3.5 to 1.0 for more than four successive fiscal quarters.

Section 1015.	Priority Debt.

From and after the Covenant Effective Time, the Company will not, at any time, permit Priority Debt to exceed 15% of Consolidated Adjusted Net Worth.

Section 1016.	Sale of Assets.

From and after the Covenant Effective Time, except as permitted under Article Eight, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless (1) in the good faith opinion of the Company or Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged, (2) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist and (3) the sum of (i) the Disposition Value of the property subject to such Transfer, plus (ii) the aggregate Disposition Value for all other property that was the subject of an Asset Disposition during the period of 365 days immediately preceding such Transfer, would not exceed 15% of Consolidated Total Assets determined as of the end of the most recently ended calendar month preceding such Transfer.

To the extent that (i) any Transfer consists of sales of accounts receivable in accordance with the Accounts Receivable Financing Program or (ii) the Net Proceeds Amount consisting of cash for any Transfer to a Person other than the Company or Subsidiary is applied to a Debt Prepayment Application or applied or committed (and, if committed, is in fact applied within 12 months of the effective date of the commitment) to be applied to a Property Reinvestment Application within one year after such Transfer, then each such Transfer (or, if less than all such Net Proceeds Amount is applied as contemplated hereinabove in subsection (ii), the pro rata percentage thereof which corresponds to the Net Proceeds Amount so applied), only for the purpose of determining compliance with subsection (3) of the preceding paragraph of this Section as of any date, shall be deemed not to be an Asset Disposition.

Section 1017.	Nature of Business.

From and after the Covenant Effective Time, neither the Company nor its Subsidiaries will engage in any business if, as a result, when taken as a whole, the general nature of the businesses in which the Company and the Subsidiaries are engaged would be substantially changed from the general nature of the business as is conducted on the date of this Indenture or in other consumer products markets and the manufacturing of ingredients therefor.

Section 1018.	Limitation upon Liens.

           From and after the Covenant Effective Time, the Company will not, and will not permit any Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any Lien of any kind on any properties now owned or hereafter acquired, or upon any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Securities will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Trustee and, in any such case, the Securities shall have the benefit, to the fullest extent that, and with such priority as, the Holders of the Securities may be entitled under applicable law, of an equitable Lien on such property), except:

(1)          Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 1008;

(2)          any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay or shall not be currently contested in good faith by appropriate proceedings;

(3)          Liens existing on the date of this Indenture and securing the Debt of the Company or any Subsidiary pursuant to the Pledge Agreement, dated July 18, 2008 between the Company and JPMorgan Chase, N.A., as collateral agent, so long as the Securities are equally and ratably secured (on a basis no less favorable than that provided to the Company’s other outstanding indebtedness, being secured pursuant to equal and ratable provisions) with any and all other obligations thereby secured;

(4)          Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance, other types of social security or retirement benefits and insurance regulatory requirements or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, provided that such Liens, in the aggregate, to not detract in a Material way from the value of the assets of the Company or its Subsidiaries or impact in a Material way the use thereof in the operation of their business and are not incurred in connection with the borrowing of money;

(5)          any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date hereof, including any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that;

            (i)         any such Lien shall extend solely to the item or items of such property (and/or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (and/or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (and/or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),
            (ii)         the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the fair market value (as determined in good faith by the Board of Directors of such Company or such Subsidiary incurring such Lien) of such property (and/or improvement thereon) at the time of such acquisition or construction, and
            (iii)        any such Lien shall be created contemporaneously with, or within the period beginning 180 days before and ending 180 days after, the acquisition or construction of such property;

(6)          any Lien renewing, extending or refunding any pre-existing Lien permitted by paragraph (3) of this Section, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

(7)          Liens on property or assets of the Company or any Subsidiary securing Debt owing to the Company or to a Wholly-Owned Subsidiary;

(8)          Liens on accounts receivable and related contract rights of the Company or any Subsidiary in favor of purchasers or providers of financing under the Accounts Receivable Financing Program;

(9)         Liens on the shares of capital stock of Vail Resorts, Inc. owned by a Vail Owner pursuant to any pledge agreement that secure the obligations of such Vail Owner in respect of its sale of such capital stock pursuant to the Forward Sale Agreement or any other similar forward sale agreement in respect of such capital stock, and which, in each case, the obligations under the Forward Sale Agreement or such other forward sale agreement, as the case may be, may be fully satisfied by delivery of, or foreclosure on, the shares of such capital stock which have been pledged pursuant to the related pledge agreement or such other pledge agreement and which such obligations are not guaranteed, directly or indirectly, by the Company or any other Subsidiary; and

(10)      any Lien (other than a Lien described under clause (1) through clause (9) above) securing any Debt of the Company or any Subsidiary, the incurrence of which Debt is otherwise permitted in this Indenture (including the incurrence of Debt in accordance with Section 1014, Section 1015 and Section 1019).

Section 1019.	Interest Expense Coverage Ratio.

As of the end of each period of four fiscal quarters of the Company ending after the date hereof, the Company on a consolidated basis with its Subsidiaries shall maintain an Interest Expense Coverage Ratio of not less than 2.75 to 1.00.

Section 1020.	Foreign Assets Control Regulations.

(a)          Neither the sale of the Securities by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto;

(b)         The Company will not and will not permit any Subsidiary to (i) become a person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (ii) engage in any dealings or transactions with any such Person; and

(c)         No part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 1021.	Redemption at the Option of Holders Upon a Change in Control.

From and after the Covenant Effective Time:

(a)       Notice of Change in Control or Control Event.  The Company will, within five (5) Business Days after any Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each Holder of Securities unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section.  If a Change in Control has occurred, such notice shall contain and constitute an offer to redeem the Securities as described in subparagraph (c) of this Section and shall be accompanied by the certificate described in subparagraph (f) of this Section.

(b)       Conditions to Company Action.  The Company will not take any action that consummates or finalizes a Change in Control unless at least fifteen days (or such longer time as may be required to comply with applicable securities laws or the policies of DTC) prior to such action it shall have given to each holder of Securities written notice containing and constituting an offer to redeem Securities as described in subparagraph (c) of this Section, accompanied by the certificate described in subparagraph (f) of this Section.

(c)       Offer to Redeem Securities.  The offer to redeem Securities contemplated by paragraphs (a) and (b) of this Section shall be an offer to redeem, in accordance with and subject to this Section, all, but not less than all, the Securities held by each holder (in this case, “holder” in respect of any Security registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer which shall be the next Interest Payment Date which is at least 15 days (or such longer time as may be required by applicable securities laws or the policies of DTC) after the date of the notice of redemption.

(d)       Acceptance.  A holder of Securities may accept the offer to redeem made pursuant to this Section by causing a notice of such acceptance to be delivered to the Company at least five Business Days prior to the date specified in the offer to redeem.  A failure by a holder of Securities to respond to an offer to prepay made pursuant to this Section shall be deemed to constitute a rejection of such offer by such holder.

(e)       Redemption.  Redemption of the Securities to be redeemed pursuant to this Section shall be at 100% of the principal amount of the Securities together with accrued and unpaid interest thereon.  The redemption shall be made on the date specified in the offer to redeem.

(f)       Officer’s Certificate.  Each offer to redeem the Securities pursuant to this Section shall be accompanied by an Officer’s Certificate, dated the date of such offer, specifying:  (i) the date for redemption; (ii) that such offer is made pursuant to this Section; (iii) the principal amount of each Security offered to be redeemed; (iv) the interest that would be due on each Security offered to be redeemed, accrued to the date for redemption; (v) that the conditions of subparagraph (a) or (b) of this Section have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(g)      All calculations contemplated in this Section involving the capital stock or other equity interest of any Person shall be made with the assumption that all convertible securities of such Person then outstanding and all convertible securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock or other equity interest of such Person were exercised at such time.

Section 1022.	Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1005 to 1018, inclusive, with respect to the Securities if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Pursuant to Section 104 hereunder, the Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date.

Any waiver provided by a beneficial owner (whether through the applicable registered Holder or otherwise) of Securities that has transferred or has  agreed  to  transfer  its Securities to the Company or any Subsidiary or any Affiliate and has provided or has agreed to provide such waiver as a condition to such transfer shall be void and of no force or effect except solely as to such beneficial owner, and any waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other beneficial owners of Securities that were acquired under the same or similar conditions) shall be void and of no force or effect  except solely as to such beneficial owner.

ARTICLE ELEVEN
Redemption of Securities

Section 1101.	Applicability of Article.

Securities which are redeemable in whole or in part before their Stated Maturity shall be redeemable solely in accordance with their terms and in accordance with this Article.  The Company will not and will not permit any Affiliate to purchase, redeem or otherwise acquire, directly or indirectly, any Securities, except as permitted by this Indenture.

Section 1102.	Election to Redeem: Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution or Officers’ Certificate.  In case of any redemption at the election of the Company of the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company notify the Trustee of such Redemption Date, of the principal amount of Securities to be redeemed and the tenor of the Securities to be redeemed.  In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 1103.	Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of a Tranche are to be redeemed, the particular Securities to be redeemed shall be selected at least 30 but not more than 60 days prior to the Redemption Date (except if the notice is issued under Article 4 or Article 13 herein, in which case notice may be mailed more than 60 days prior to the Redemption Date) by the Trustee, from the Outstanding Securities not previously called for redemption, by the Trustee in proportion to the respective principal amounts thereof, as nearly as practicable, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security and provided further that such redemption shall be in an amount not less than 10% of the aggregate principal amount of the Fixed Rate Notes or the 2018 Floating Rate Notes, as applicable, then Outstanding.  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part.  In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1104.	Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued under Article 4 or Article 13 herein, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers) and shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) in the case of partial redemption of any Securities, the principal amounts of the particular Securities to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, or portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 1105.	Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money in the currency or currencies in which the Securities are payable sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

Section 1106.	Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall Default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 313.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1107.	Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver or make available for delivery to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.  If a Definitive Security is so surrendered, such new Security so issued shall be a new Global Security.

ARTICLE TWELVE
Reserved

Section 1201.	Reserved.

ARTICLE THIRTEEN
Defeasance and Covenant Defeasance

Section 1301.	Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may at its option by Board Resolution, at any time, elect to have either Section 1302 (if applicable) or Section 1303 (if applicable) applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

Section 1302.	Defeasance and Discharge.

Upon the Company’s exercise of its option to have this Section applied to the Securities, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on and after the date the conditions precedent set forth below are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities which shall thereafter be deemed to be “Outstanding” only for the purposes of the Sections of this Indenture referred to in clauses (A) and (B) of this Section, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1304 as more fully set forth in such Section, payments of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 307, 308, 1003 and 1004 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (D) this Article Thirteen.  Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Securities. Following a defeasance, payment of such Securities may not be accelerated because of an Event of Default.

Section 1303.	Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to the Securities, the Company shall be released from its obligations under Sections 801 and 1004 through 1018, inclusive, and the occurrence of an event specified in Section 501(3) (with respect to any of Sections 801 and 1004 through 1018, inclusive) shall not be deemed to be an Event of Default with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 801 and 1004 through 1018, inclusive, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant whether directly or indirectly by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of any reference in any such Section or such other covenant to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.  Notwithstanding the defeasance by the Company of its obligations under Section 801, any successor shall be required to assume the Company’s obligations under Section 607 as a condition to such succession.

Section 1304.	Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions precedent to application of either Section 1302 or Section 1303 to the Outstanding Securities:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount (in such currency, currencies or currency units in which such Securities are then specified as payable at Maturity), or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof in an amount, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Securities on the Maturity of such principal, premium, if any, or interest.  Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article Eleven, which shall be given effect in applying the foregoing.  For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

(2)        No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as subsections 501(9) and (10) are concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3)       Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Securities to have a conflicting interest as defined in Section 608 or for purposes of the Trust Indenture Act with respect to any Securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

(4)        Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(5)       In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(6)        In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(7)       The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

Section 1305.	Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1004, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (collectively, for purposes of this Section 1305, the “Trustee”) pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof.

Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 1306.	Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment or any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1305; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

Section 1307.	Qualifying Trustee.

Any trustee appointed pursuant to Section 1304 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance or covenant defeasance have been complied with.  In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE FOURTEEN
Immunity of Incorporators, Stockholders, Officers, Directors and Employees

Section 1401.	Exemption from Individual Liability.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director, or employee, as such, past, present or future, of Kraft Foods Inc. or any of its affiliates or the Company, or any Subsidiary Guarantors or of any Successor Corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company (and the Subsidiary Guarantors with respect to the Subsidiary Guarantees) and not of Kraft Foods Inc. or any of its affiliates and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors, or employees, as such, of the Company, or any Successor Corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director, or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

Section 1402.	Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Agreement agree that they will provide Deutsche Bank Trust Company Americas with such information as it may request in order for the Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CABLE HOLDCO, INC.

By:	/s/ Talita Ramos
Name:	Talita Ramos
Title:	Assistant Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Assistant Vice President

EXHIBIT A

FORM OF CERTIFICATE OF TRANSFER

Ralcorp Holdings Inc.
800 Market Street, Suite 2800
St. Louis, Missouri  63101

Deutsche Bank Services Tennessee Inc.
648 Grassmere Park Road
Nashville, TN USA 37211
Attention: Transfer Department

Re: ___Notes due 20__

Reference is hereby made to the Indenture, dated as of [August 4], 2008 (the “Indenture”), among Cable Holdco, Inc., (the “Company”), and Deutsche Bank Trust Company Americas, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________________ (the “Transferor”) owns and proposes to transfer the Securities or interest in such Securities specified in Annex A hereto, in the principal amount of $_____________________ in such Securities or interests (the “Transfer”), to _____________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

___            1.           Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest in the 144A Global Security or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Securities will be subject to the restrictions on transfer enumerated in the legend set out in Section 206 of the Indenture printed on the 144A Global Note and/or the Definitive Security and in the Indenture and the Securities Act.

___             2.           Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Security, or a Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was  prearranged with a buyer in Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (ii) the transaction is not a part of a plan or scheme to evade the registration requirements of the Securities Act and (iii) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the legend set forth in Section 206 printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

___             3.          Check if Transferee will take delivery of a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that such Transfer is being effected to the Company or a Subsidiary thereof.

___             4.          Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

___      a.           Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the legend set forth in Section 206 of the Indenture are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or  Definitive Security will no longer be subject to the restrictions on transfer enumerated in the legend set forth in Section 206 of the Indenture printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

   ___       b.          Check if Transfer is pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Security or a restricted Definitive Security, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the legend set forth in Section 206 are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the legend set forth in Section 206 printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

___      c.           Check if Transfer is pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the legend set forth in Section 206 are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the legend set forth in Section 206 printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and for the benefit of the Company.

Dated:

As Transferor

By:
Name:
Title:

Annex A to Certificate of Transfer

1.      The Transferor owns and proposes to transfer the following:

         [CHECK ONE OF (a) OR (b)]

___              a.          a beneficial interest in the:
(i)         144A Global Security (CUSIP ___________________); or

(ii)        Regulation S Global Security (CUSIP ___________________); or
___              b.          a Restricted Definitive Security.

2.     After the Transfer the Transferee will hold:

         [CHECK ONE]

 ___              a.          a beneficial interest in the:

(i)      144A Global Security (CUSIP ___________________); or

(ii)     Regulation S Global Security (CUSIP ___________________); or

(iii)    Unrestricted Global Security (CUSIP ____________________); or

 ___              b.          a Restricted Definitive Security
 ___              c.          an Unrestricted Definitive Security,

each in accordance with the terms of the Indenture.

EXHIBIT B

FORM OF CERTIFICATE OF EXCHANGE

Ralcorp Holdings Inc.
800 Market Street, Suite 2800
St. Louis, Missouri  63101

Deutsche Bank Services Tennessee Inc.
648 Grassmere Park Road
Nashville, TN USA 37211
Attention: Transfer Department

Re: __ Notes due 20__

Reference is hereby made to the Indenture, dated as of [•] (the “Indenture”), among Cable Holdco, Inc., (the “Company”), and Deutsche Bank Trust Company Americas, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________________________ (the “Owner”) owns and proposes to exchange the Securities or interest in such Securities specified herein, in the principal amount of $___________________ in such Securities or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.          Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

___                   a.          Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933 (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the legend set forth in Section 206 are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

___                   b.          Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the legend set forth in Section 206 are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

___                   c.           Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the legend set forth in Section 206 are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

___                   d.           Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the legend set forth in Section 206 are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in restricted global Securities

___                   a.           Check if Exchange is from beneficial interest in a Restricted Global Security to a Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a restricted Global Security for a Restricted Definitive Security with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the legend set forth in Section 206 printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

___                   b.           Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE]:

 ___                   144A Global Note;

 ___                   Regulation S Global Note;

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the legend set forth in Section 206 printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

As Transferor

By:
Name:
Title:

EXHIBIT C

FORM OF GUARANTEE

This Subsidiary Guarantee (this “Subsidiary Guarantee”) is made as of [August 4, 2008] by each of the corporations that is a signatory hereto (individually, a “Subsidiary Guarantor”; collectively, the “Subsidiary Guarantors”), in favor of each Holders (as hereinafter defined).

RECITALS:

              A.   Cable Holdco, Inc. (the “Company”), has entered into that certain Indenture, dated [August 4, 2008] (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”) between the Company and Deutsche Bank Trust Company Americas (the “Trustee”), providing for, inter alia, the issue and sale by the Company of $577,500,000 aggregate principal amount of its 7.29% Notes due 2018, $20,000,000 in aggregate principal amount of its Floating Rate Notes due 2018 and $67,000,000 in aggregate principal amount of its 7.39% Notes due 2020 (collectively, the “Securities”), which was supplemented by the First Supplemental Indenture between Ralcorp Mailman, LLC and the Trustee dated [August 4, 2008] and will be supplemented by a Second Supplemental Indenture between Ralcorp Holdings, Inc. and the Trustee simultaneously with the execution of the Subsidiary Guarantee.  Each term used but not otherwise defined herein shall have the meaning ascribed to such term by the Indenture;

              B.   Each of the Subsidiary Guarantors is a Subsidiary of the Company and will receive substantial and direct benefits from the issuance of the Securities contemplated by the Indenture and is entering into this Subsidiary Guarantee to induce the Holders to purchase the Securities of the Company thereunder; and

              C.   The execution and delivery of this Subsidiary Guarantee is a requirement pursuant to Sections 1011 and 1018 of the Indenture upon the merger of Ralcorp Mailman LLC with and into Ralcorp Holdings, Inc.;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration and as an inducement to the Trustee on behalf of the Holders to enter into the Indenture and to the Holders to purchase the Securities, each Subsidiary Guarantor, jointly and severally, hereby agrees as follows:

                 1. Each Subsidiary Guarantor hereby absolutely, irrevocable and unconditionally guarantees prompt, full and complete (i) performance of all obligations of the Company under and pursuant to the Indenture, and (ii) payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (a) the principal of, interest on and premium, if any, in respect of, the Securities held by the Holders of the Company and (b) all other amounts from time to time owing to the Holders by the Company under the Indenture (collectively, the “Guaranteed Obligations”).  This is a guaranty of payment, not a guaranty of collection.

                 2. Each Subsidiary Guarantor waives notice of the acceptance of this Subsidiary Guarantee and of the extension or incurrence of the Guaranteed Obligations or any part thereof.  Each Subsidiary Guarantor further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Company, demand or action on delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Holders to sue the Company, any other Subsidiary Guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof.

                 3. Each Subsidiary Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise.  The validity and enforceability of this Subsidiary Guarantee shall not be impaired or affected by any of the following:  (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this Subsidiary Guarantee even though the Holders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this Subsidiary Guarantee; (g) any change of ownership of the Company or the insolvency, bankruptcy or any other change in the legal status of the Company; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Subsidiary Guarantee, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Subsidiary Guarantee; (j) the existence of any claim, setoff or other rights which any Subsidiary Guarantor may have at any time against the Company or any other Subsidiary Guarantor or any other Person in connection herewith or with any unrelated transaction; (k) the Holders’ election, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by the Company, as debtor in possession, under Section 363 or 364 of the United States Bankruptcy Code; (m) the disallowance of all or any portion of any of the Holders’ claims for repayment of the Guaranteed Obligations under Section 502 or 506 of the United States Bankruptcy Code; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of any Subsidiary Guarantor from its obligations hereunder, all whether or not such Subsidiary Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph.  It is agreed that each Subsidiary Guarantor’s liability hereunder is independent of each other Subsidiary Guarantor’s liability hereunder with respect to the Guaranteed Obligations and any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof, and that each Subsidiary Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Company of the Guaranteed Obligations in the manner agreed upon among the Holders and the Company.

                 4. Credit may be granted or continued from time to time by the Holders to the Company without notice to or authorization from any Subsidiary Guarantor regardless of the Company’s financial or other condition at the time of any such grant or continuation.  No Holder shall have an obligation to disclose or discuss with any Subsidiary Guarantor its assessment of the financial condition of the Company.

                 5. Until the irrevocable payment in full of all obligations under the Indenture, the Subsidiary Guarantors shall have no right of subrogation with respect to the Guaranteed Obligations and hereby waive any right to enforce any remedy which the Holders now have or may hereafter have against the Company, any endorser, any other Subsidiary Guarantor or any other Subsidiary Guarantor of all or any part of the Guaranteed Obligations, and the Subsidiary Guarantors hereby waive any benefit of, and any right to participate in, any security or collateral given to the Holders to secure payment of the Guaranteed Obligations or any part thereof or any other liability of the Company to the Holders.  Upon such irrevocable payment and termination, the Company shall indemnify such Subsidiary Guarantor for the full amount of any payment made by such Subsidiary Guarantor under this Subsidiary Guarantee and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

                 6. Each Subsidiary Guarantor authorizes the Holders or the Trustee on behalf of the Holders to take any action or exercise any remedy with respect to any collateral from time to time securing the Guaranteed Obligations, which the Holders or the Trustee in their sole discretion shall determine, without notice to any Subsidiary Guarantor.  Notwithstanding any reference herein to any collateral securing any of the Guaranteed Obligations, it is acknowledged that, on the date hereof, none of the  Subsidiary Guarantor has granted, or has any obligation to grant, any security interest in or other lien on any of its property as security for the Guaranteed Obligations.

                 7. In the event the Holders in their sole discretion elect to give notice of any action with respect to any collateral securing the Guaranteed Obligations or any part thereof, ten (10) days’ written notice mailed to the Subsidiary Guarantors by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice.  Each Subsidiary Guarantor consents and agrees that no Holder shall be under any obligation to marshall any assets in favor of any Subsidiary Guarantor or against or in payment of any or all of the Guaranteed Obligations.

                 8. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all such amounts shall nonetheless be payable by each Subsidiary Guarantor forthwith upon demand by the Holders or the Trustee acting on behalf of the Holders.  Each Subsidiary Guarantor further agrees that, to the extent that the Company makes a payment or payments to any of the Holders or the Trustee acting on behalf of the Holders on the Guaranteed Obligations, or the Holders or the Trustee acting on behalf of the Holders receive any proceeds of collateral securing the Guaranteed Obligations, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to such Company, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, each Subsidiary Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

                 9. No delay on the part of the Holders or the Trustee acting on behalf of the Holders in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holders or the Trustee acting on behalf of the Holders of any right, power or remedy shall preclude any further exercise thereof, nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Subsidiary Guarantee be binding upon the Holders or the Trustee acting on behalf of the Holders, except as expressly set forth in a writing duly signed and delivered by the Trustee.  The failure by the Holders or the Trustee acting on behalf of the Holders at any time or times hereafter to require strict performance by the Company or any Subsidiary Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, the Indenture by the Company or any Subsidiary Guarantor and delivered to the Holders or the Trustee acting on behalf of the Holders shall not waive, affect or diminish any right of the Holders or the Trustee acting on behalf of the Holders at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Holders or the Trustee acting on behalf of the Holders, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered by the Trustee.  No waiver by the Holders or the Trustee acting on behalf of the Holders of any Default shall operate as a waiver of any other Default or the same Default on a future occasion, and no action by the Holders or the Trustee acting on behalf of the Holders permitted hereunder shall in any way affect or impair the Holders’ or the Trustee’s rights or powers, or the obligations of any Subsidiary Guarantor under this Subsidiary Guarantee.  Any determination by a court of competent jurisdiction of the amount of any Guaranteed Obligations owing by the Company to the Holders or the Trustee acting on behalf of the Holders shall be conclusive and binding on each Subsidiary Guarantor irrespective of whether such Subsidiary Guarantor was a party to the suit or action in which such determination was made.

                 10.Each Subsidiary Guarantor (a “Contributing Subsidiary Guarantor”) agrees (subject to the last sentence of this Section) that, in the event a payment shall be made by any other Subsidiary Guarantor under this Subsidiary Guarantee and such other Subsidiary Guarantor (the “Claiming Subsidiary Guarantor”) shall not have been fully indemnified by the Company as provided in Section 5, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 21, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor).  Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this Section shall be subrogated to the rights of such Claiming Subsidiary Guarantor under Section 5 to the extent of such payment.  Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Section 5 and this Section and all other rights of indemnity, contribution or subrogation under applicable law or otherwise relating to or arising out of performance of this Subsidiary Guarantee, shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations.  No failure on the part of the Company or any Subsidiary Guarantor to make the payments required by Section 5 or this Section 10 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to this Subsidiary Guarantee, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor under this Subsidiary Guarantee.

                 11.Subject to the provisions of Section 8, this Subsidiary Guarantee shall continue in effect until the Guaranteed Obligations have been satisfied in full and the other conditions of this Subsidiary Guarantee have been satisfied provided that a Subsidiary Guarantor may be released pursuant to and in accordance with Section 1011 of the Indenture.

                 12.Each Subsidiary Guarantor agrees to pay all costs, fees and expenses (including attorneys’ fees and time charges which attorneys may be employees of a Holder or the Trustee) incurred by the Holders or the Trustee in collecting or enforcing the obligations of each Subsidiary Guarantor under this Subsidiary Guarantee.

                 13.This Subsidiary Guarantee shall bind each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the Holders or the Trustee acting on behalf of the Holders and their respective successors and assigns.  All references herein to the Company shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for the Company.

                 14.THIS SUBSIDIARY GUARANTEE SHALL BE DEEMED TO HAVE BEEN MADE AT NEW YORK, NEW YORK, AND SHALL BE CONSTRUED AND THE RIGHTS AND LIABILITIES OF THE HOLDERS AND THE SUBSIDIARY GUARANTORS DETERMINED, IN ACCORDANCE WITH THE LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK.  EACH SUBSIDIARY GUARANTOR CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN NEW YORK, AND ANY FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER OR BY REGISTERED MAIL DIRECTED TO SUCH SUBSIDIARY GUARANTOR AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID.  EACH SUBSIDIARY GUARANTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER.  NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS OR THE TRUSTEE ACTING ON BEHALF OF THE HOLDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW  OR AFFECT THE RIGHT OF THE HOLDERS OR THE TRUSTEE ACTING ON BEHALF OF THE HOLDERS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY SUBSIDIARY GUARANTOR OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                 15.EACH SUBSIDIARY GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, THE HOLDERS AND THE TRUSTEE ACTING ON BEHALF OF THE HOLDERS, WAIVE TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING HEREUNDER.

                 16.Whenever possible, each provision of this Subsidiary Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subsidiary Guarantee shall be prohibited by or invalid under such  law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Subsidiary Guarantee.

                 17.Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered to any party hereto under this Subsidiary Guarantee shall be in writing by facsimile, U.S. mail or overnight courier and addressed or delivered to such party (a) if to the Trustee, at its address set forth in the Indenture, or (b) if to any Subsidiary Guarantor, at Ralcorp Holdings, Inc., 800 Market Street, Suite 2900, St. Louis, MO 63101, Attention: Treasury, or to such other address as the Trustee or any Subsidiary Guarantor designates in writing.  All notices by United States mail shall be sent certified mail, return receipt requested.  All notices hereunder shall be effective upon delivery or refusal of receipt.

                 18.It is understood that while the amount of the Guaranteed Obligations guaranteed hereby is limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, this Subsidiary Guarantee would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Subsidiary Guarantee with respect to one or more of the Subsidiary Guarantors, then, notwithstanding any other provision of this Subsidiary Guarantee to the contrary, the aggregate amount of such liability shall, with respect to any such Subsidiary Guarantor, without any further action of the Holders, the Trustee acting on behalf of the Holders or any other Person, be automatically limited and reduced with respect to any such Subsidiary Guarantor to the highest amount which is valid and enforceable as determined in such action or proceeding.

                 19.Pursuant to Section 1011 of the Indenture, certain Subsidiaries are from time to time required to enter into this Subsidiary Guarantee as a Subsidiary Guarantor.  Upon execution and delivery after the date hereof by the Holders and a Subsidiary of an instrument in the form of the Subsidiary Guarantee Supplement hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein.  The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any Subsidiary Guarantor hereunder or of any Holder or the Trustee.  The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party hereto.

[signature page to follow]

IN WITNESS WHEREOF, each Subsidiary Guarantor has executed this Subsidiary Guarantee as of the date first above written.

Bremner Food Group, Inc.

By:
Its:

FLAVOR HOUSE PRODUCTS, INC.

By:
Its:

NUTCRACKER BRANDS, INC.

By:
Its:

RH FINANCIAL CORPORATION

By:
Its:

RIPON FOODS, INC.

By:
Its:

SUGAR KAKE COOKIE, INC.

By:
Its:

HERITAGE WAFERS, LLC

By:
Its:

THE CARRIAGE HOUSE COMPANIES, INC.

By:
Its:

Ralcorp Frozen Bakery Products, Inc.

By:
Its:

Community Shops, Inc.

By:
Its:

The Bun Basket, Inc.

By:
Its:

Lofthouse Bakery Products, Inc.

By:
Its:

Medallion Foods, Inc.

By:
Its:

Parco Foods, L.L.C.

By:
Its:

Cottage Bakery, Inc.

By:
Its:

Lovin Oven, LLC

By:
Its:

Bloomfield Bakers, A California Limited Partnership

By:
Its:

Post Foods LLC (formerly known as Cable Newco LLC)

By:
Its:

The undersigned hereby acknowledges the foregoing Subsidiary Guarantee and agrees to Section 5 thereof as of the date first written above.

RALCORP HOLDINGS, INC.

By:
Its:

The undersigned hereby acknowledges the foregoing Subsidiary Guarantee as of the date first written above.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:

SUBSIDIARY GUARANTEE SUPPLEMENT

To the Trustee (as hereinafter defined)

Ladies and Gentlemen:
Cable Holdco, Inc., a Missouri corporation (the “Company”), issued $577,500,000 aggregate principal amount of its 7.29% Notes due 2018, $20,000,000 in aggregate principal amount of its Floating Rate Notes due 2018 and $67,000,000 in aggregate principal amount of its 7.39% Notes due 2020 (collectively, the “Securities”) pursuant to that certain Indenture, dated as of [August 4, 2008] (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas (the “Trustee”).
The Trustee acting on behalf of the Holders required that ________________ enter into a Subsidiary Guarantee as security for the Securities (the “Subsidiary Guarantee”).
Pursuant to Section 1011 of the Indenture, the Company has agreed to cause the undersigned, _________________, a ___________________ organized under the laws of ____________________ (the “Additional Guarantor”), to join in the Subsidiary Guarantee.  In accordance with the requirements of the Subsidiary Guarantee, the Additional Guarantor desires to amend the definition of Subsidiary Guarantors (as the same may have been heretofore amended) set forth in the Subsidiary Guarantee attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Subsidiary Guarantee for the obligations of the Company under and pursuant to the Indenture and the Securities to the extent and in the manner set forth in the Subsidiary Guarantee.
The undersigned is the duly elected __________________ of the Additional Guarantor, a Subsidiary or Affiliate of the Company, and is duly authorized to execute and deliver this Subsidiary Guarantee Supplement to each of you.  The execution by the undersigned of this Subsidiary Guarantee Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Subsidiary Guarantee.
Upon execution of this Subsidiary Guarantee Supplement, the Subsidiary Guarantee shall be deemed to be amended as set forth above.  Except as amended herein, the terms and provisions of the Subsidiary Guarantee are hereby ratified, confirmed and approved in all respects.
Any and all notices, requests, certificates and other instruments (including the Securities) may refer to the Subsidiary Guarantee without making specific reference to this Subsidiary Guarantee Supplement, but nevertheless all such references shall be deemed to include this Subsidiary Guarantee Supplement unless the context shall otherwise require.
Dated:  _________________, _____.

[NAME OF ADDITIONAL GUARANTOR]

By
Its

The undersigned hereby acknowledges the foregoing Subsidiary Guarantee Supplement as of the date first written above.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

FORM OF FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of [August 4], 2008, by and between Ralcorp Mailman LLC (the “Company”), and Deutsche Bank Trust Company Americas (the “Trustee”).

RECITALS

WHEREAS, Cable Holdco, Inc., a Delaware corporation (“Splitco”) and the Trustee entered into an Indenture dated as of [August 4, 2008] (the “Indenture”), pursuant to which Splitco issued $577,500,000 aggregate principal amount of its 7.29% Notes due 2018, $20,000,000 of its Floating Rate Notes due 2018 and $67,000,000 of its 7.39% Notes due 2020 (collectively, the “Securities”); and

WHEREAS, effective [August 4, 2008], (the “Effective Time”), Splitco was merged with and into the Company, with the Company being the surviving corporation (the “Merger”), whereupon the separate corporate existence of Splitco ceased; and

WHEREAS, Section 801 of the Indenture prohibits the consummation of the Merger, unless the Company assumes the due and punctual payment of the principal of (and premium, if any) and the interest on all of the Securities in accordance with their terms, and the due and punctual performance and observance of all the covenants and conditions of the Indenture; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture; and

WHEREAS, this Supplemental Indenture shall be effective as of  the Effective Time.

NOW, THEREFORE, in compliance with Section 801 and Article 9 of the Indenture, and in consideration of the covenants contained herein and intending to be legally bound hereby, Company and the Trustee, for the benefit of the holders of the Securities, agree as follows:

1.          Assumption of Payment and Performance.  As of and after the Effective Time, Company hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of the Indenture on the part of Splitco to be performed or observed.

2.          Effect of Supplemental Indenture.  As of and after the Effective Time, (i) the Indenture is modified in accordance herewith; (ii) this Supplemental Indenture shall form a part of the Indenture for all purposes; (iii) except as modified and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect; (iv) the Securities shall continue to be governed by the Indenture; and (v) every holder of Securities heretofore or hereafter under the Indenture shall be bound by this Supplemental Indenture.

3.          Notation on Securities.  Securities authenticated and delivered on or after the Effective Time shall bear the following notation, which may be printed or typewritten thereon:

“Effective [August 4], 2008, Cable Holdco, Inc., a Delaware corporation (“Cable Holdco”), was merged with and into Ralcorp Mailman LLC (the “Company”).  Pursuant to the First Supplemental Indenture, dated as of [August 4], 2008, the Company has assumed the obligations of Cable Holdco and the performance of every covenant and condition of the Indenture on the part of Cable Holdco to be performed or observed.”

If the Company shall so determine, new Securities so modified as to conform to the Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by Company and authenticated and delivered by the Trustee or the Authenticating Agent in exchange for the Securities then outstanding, and thereafter the notation herein provided shall no longer be required. Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided as to any Security or to exchange any Security for a new Security modified as herein provided shall not affect any of the rights of the holder of such Security.

4.          The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Company.

5.          Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

6.          Successors and Assigns.  This Supplemental Indenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and the holders of any Securities then outstanding.

7.          Headings.  The headings used in this Supplemental Indenture are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Supplemental Indenture.

8.          Counterparts.  This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

RALCORP MAILMAN LLC

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

FORM OF SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of [August 4], 2008, by and between Ralcorp Holdings, Inc. (the “Company”), and Deutsche Bank Trust Company Americas (the “Trustee”).

RECITALS

WHEREAS, Cable Holdco, Inc., a Delaware corporation (“Splitco”) and the Trustee entered into an Indenture dated as of [August 4, 2008] (the “Indenture”), pursuant to which Splitco issued $577,500,000 aggregate principal amount of its 7.29% Notes due 2018, $20,000,000 of its Floating Rate Notes due 2018 and $67,000,000 of its 7.39% Notes due 2020 (collectively, the “Securities”); and

WHEREAS, effective [August 4, 2008], Splitco was merged with and into Ralcorp Mailman LLC (“Mailman”), with Mailman being the surviving corporation, whereupon the separate corporate existence of Splitco ceased and Mailman assumed the due and punctual payment of the principal of (and premium, if any) and the interest on all of the Securities in accordance with their terms, and the due and punctual performance and observance of all the covenants and conditions of the Indenture pursuant to the First Supplemental Indenture dated as of [August 4, 2008]; and

WHEREAS, effective [August 4, 2008], (the “Effective Time”), Mailman was merged with and into the Company, with the Company being the surviving corporation (the “Merger”), whereupon the separate corporate existence of Mailman ceased; and

WHEREAS, Section 801 of the Indenture prohibits the consummation of the Merger unless the Company assumes the due and punctual payment of the principal of (and premium, if any) and the interest on all of the Securities in accordance with their terms, and the due and punctual performance and observance of all the covenants and conditions of the Indenture; and

WHEREAS, the Subsidiary Guarantee between the Subsidiary Guarantors named therein, the Company, with respect to Section 5 thereto, and the Trustee, is required pursuant to Sections 1011 and 1018 of the Indenture and such Subsidiary Guarantee, is being executed simultaneously with this Supplemental Indenture; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture; and

WHEREAS, this Supplemental Indenture shall be effective as of  the Effective Time.

NOW, THEREFORE, in compliance with Section 801 and Article 9 of the Indenture, and in consideration of the covenants contained herein and intending to be legally bound hereby, Company and the Trustee, for the benefit of the holders of the Securities, agree as follows:

1.          Assumption of Payment and Performance.  As of and after the Effective Time, Company hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of the Indenture on the part of Mailman to be performed or observed.

2.          Effect of Supplemental Indenture.  As of and after the Effective Time, (i) the Indenture is modified in accordance herewith; (ii) this Supplemental Indenture shall form a part of the Indenture for all purposes; (iii) except as modified and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect; (iv) the Securities shall continue to be governed by the Indenture; (v) every holder of Securities heretofore or hereafter under the Indenture shall be bound by this Supplemental Indenture; and (vi) the Covenant Effective Time shall have occurred.

3.          Notation on Securities.  Securities authenticated and delivered on or after the Effective Time shall bear the following notation, which may be printed or typewritten thereon:

“Effective [August 4], 2008, Cable Holdco, Inc., a Delaware corporation (“Cable Holdco”), was merged with and into Ralcorp Mailman LLC (“Mailman”), which assumed the obligations of Cable Holdco, which was subsequently merged with and into Ralcorp Holdings, Inc. (the “Company”).  Pursuant to the Second Supplemental Indenture, dated as of [August 4], 2008, the Company has assumed the obligations of Mailman and the performance of every covenant and condition of the Indenture on the part of Mailman to be performed or observed.”

If the Company shall so determine, new Securities so modified as to conform to the Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by Company and authenticated and delivered by the Trustee or the Authenticating Agent in exchange for the Securities then outstanding, and thereafter the notation herein provided shall no longer be required. Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided as to any Security or to exchange any Security for a new Security modified as herein provided shall not affect any of the rights of the holder of such Security.

4.          The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Company.

5.          Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

6.          Successors and Assigns.  This Supplemental Indenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and the holders of any Securities then outstanding.

7.          Headings.  The headings used in this Supplemental Indenture are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Supplemental Indenture.

8.          Counterparts.  This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

RALCORP HOLDINGS, INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title: